UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.   )

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GOLDEN ENTERTAINMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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6595 S. Jones Boulevard

Las Vegas, Nevada 89118

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 13, 2016

To the Shareholders of Golden Entertainment, Inc.:

You are cordially invited to attend the 2016 annual meeting of shareholders of Golden Entertainment, Inc. (“Annual Meeting”) to be held at Sierra Gold located at 6515 S. Jones Boulevard, Las Vegas, Nevada 89118 at 2:00 p.m. Pacific Time on June 13, 2016, for the following purposes:

1.

To elect the following seven director nominees to hold office until our next annual meeting of shareholders or until their successors have been elected and qualified: Blake L. Sartini, Lyle A. Berman, Timothy J. Cope, Mark A. Lipparelli, Robert L. Miodunski, Neil I. Sell and Terrence L. Wright;

2.	To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the accompanying proxy statement;

3.	To approve the Golden Entertainment, Inc. 2015 Incentive Award Plan;

4.	To ratify the appointment of Piercy Bowler Taylor & Kern, Certified Public Accountants, as our independent registered public accounting firm for the year ended December 31, 2016; and

5.	To transact other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Only shareholders of record at the close of business on April 18, 2016, the record date, are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments or postponements of the Annual Meeting. Your vote is very important. Whether or not you expect to attend the Annual Meeting in person, please sign, date and return the enclosed proxy card as soon as possible to ensure that your shares are represented at the Annual Meeting. If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other financial institution, you must provide your broker, bank or financial institution with instructions on how to vote your shares.

By Order of the Board of Directors

Blake L. Sartini Chairman of the Board, President and Chief Executive Officer

April 28, 2016

Table of Contents

Proxy Statement	1
General Information About the Annual Meeting and Voting	1
Proposal 1—Election of Directors	3
Corporate Governance	6
Board of Directors	6
Shareholders’ Agreement	6
Board Meetings	7
Director Attendance at Annual Meetings of Shareholders	7
Director Independence	7
Board Leadership Structure	7
Ability of Shareholders to Communicate with our Board of Directors	7
Standing Committees	7
Special Committee	9
Board of Directors’ Role in Risk Oversight	10
Director Compensation	11
Executive Officers and Senior Management	13
Ownership of Securities	15
Security Ownership of Certain Beneficial Owners and Management	15
Section 16(a) Beneficial Ownership Reporting Compliance	16
Executive Compensation	17
Compensation Discussion and Analysis	17
Compensation Committee Report	25
Summary Compensation Table	26
Grants of Plan-Based Awards	27
Outstanding Equity Awards at Fiscal Year-End	28
Option Exercises and Stock Vested	29
Pension Benefits	29
Non-Qualified Deferred Compensation	29
Executive Employment Agreements	29
Separation Arrangements and Consulting Agreements with Messrs. Berman and Cope	30
Risk Assessments	30
Compensation Committee Interlocks and Insider Participation	30
Payments Upon Termination or Change-In-Control	31
Proposal 2—Non-binding Advisory Vote on Executive Compensation	32
Proposal 3—Approval of Golden Entertainment, Inc. 2015 Incentive Award Plan	33
Introduction	33
Overview of Proposed 2015 Plan	33
Summary of the 2015 Plan	37
Federal Income Tax Consequences	41
New Plan Benefits	42
Proposal 4—Ratification of the Appointment of Independent Registered Public Accounting Firm	43
Independent Registered Public Accounting Firm	43
Audit and Non-Audit Fees	43
Pre-Approval of Audit and Non-Audit Services	44
Report of the Audit Committee	44
Certain Relationships and Related Transactions	45
Review and Approval of Related Party Transactions	45
Related Party Transactions	45
Proposals of Shareholders	47
Other Matters	47
Delivery of Proxy Materials to Households	47
Solicitation	47
Other Business	48
Annex A—Golden Entertainment, Inc. 2015 Incentive Award Plan	A-1

GOLDEN ENTERTAINMENT, INC.

6595 S. Jones Boulevard

Las Vegas, Nevada 89118

PROXY STATEMENT

Annual Meeting of Shareholders to be Held

June 13, 2016

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Golden Entertainment, Inc. to be used at our 2016 annual meeting of shareholders (“Annual Meeting”) to be held at Sierra Gold located at 6515 S. Jones Boulevard, Las Vegas, Nevada 89118 at 2:00 p.m. Pacific Time on Monday, June 13, 2016, for the purposes set forth in the Notice of Annual Meeting of Shareholders. The approximate date on which this proxy statement and the accompanying proxy is first being furnished or sent to our shareholders of record entitled to vote at the Annual Meeting is May 6, 2016. As used in this proxy statement, the terms “Golden” “we,” “us,” “our,” “ours” and the “Company” refer to Golden Entertainment, Inc. and its wholly owned subsidiaries.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE 2016 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 13, 2016:

The proxy materials for the Annual Meeting, including this proxy statement and our 2015 annual report to shareholders, are available over the internet at http://materials.proxyvote.com/381013.

GENERAL INFORMATION

ABOUT THE ANNUAL MEETING AND VOTING

You are being sent this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes the information you need to know to vote at the Annual Meeting. All shareholders who find it convenient to do so are cordially invited to attend the Annual Meeting in person. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply sign, date and return the enclosed proxy card.

Only shareholders of record at the close of business on April 18, 2016 (the “Record Date” for the Annual Meeting) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements of the Annual Meeting. There were 22,080,569 shares of our common stock outstanding at the close of business on the Record Date, which is the only class of our capital stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote upon each matter to be presented at the Annual Meeting.

If you are a beneficial owner of shares held by a broker, bank or other nominee, your shares are held in “street name” and the organization holding your shares is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote your shares. However, since you are not the shareholder of record, you may not vote in person at the Annual Meeting unless you bring to the Annual Meeting a legal proxy from the record holder of the shares (your broker, bank or other nominee) authorizing you to vote at the Annual Meeting.

You are entitled to attend the Annual Meeting or any adjournments or postponements thereof only if you were a Golden shareholder at the close of business on the Record Date or if you hold a valid proxy to vote at the meeting. You should be prepared to present photo identification to be admitted to the meeting.

A quorum is necessary for the transaction of business at the Annual Meeting. A quorum exists when holders of a majority of the total number of outstanding shares of our common stock entitled to vote at the Annual Meeting are present in person or represented by proxy.

In the election of directors, the seven nominees for director who receive the highest number of affirmative votes will be elected as directors. All other proposals require the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

At the Annual Meeting, the inspector of election appointed for the Annual Meeting will determine the presence of a quorum and tabulate the results of the voting by shareholders. The inspector of election will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Generally, a “broker non-vote” occurs when your shares are held by a broker, bank or other nominee and are not voted with respect to a particular proposal because the organization that holds your shares has discretionary voting power with respect to routine matters but cannot vote on non-routine matters. Only the proposal for the ratification of the appointment of Piercy Bowler Taylor & Kern, Certified Public Accountants, as our independent registered public accounting firm for the year ended December 31, 2016 will be considered a routine matter under applicable rules. Therefore, unless you provide voting instructions to the broker, bank or other nominee holding shares on your behalf, they will not have discretionary authority to vote your shares on any of the proposals described in this proxy statement other than the ratification of our independent registered public accounting firm. Broker non-votes will be counted for the purpose of determining whether a quorum is present, but will not be counted as shares entitled to vote and will therefore have no effect on the result of any vote. Please vote your proxy or provide voting instructions to the broker, bank or other nominee holding your shares so your vote on these matters will be counted.

Abstentions will be counted for the purpose of determining whether a quorum is present, but will not be counted as votes cast on any matter, and thus, for all proposals other than the election of directors, abstentions will have the same effect as a negative vote.

Our Board of Directors unanimously recommends that you vote “FOR” the election of all nominees for the Board of Directors named in this proxy statement, “FOR” the non-binding advisory vote on the compensation of our named executive officers, “FOR” the approval of the Golden Entertainment, Inc. 2015 Incentive Award Plan and “FOR” the ratification of the appointment of Piercy Bowler Taylor & Kern, Certified Public Accountants, as our independent registered public accounting firm for the year ended December 31, 2016.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we urge you to sign, date and return the enclosed proxy card as soon as possible to ensure that your vote is recorded promptly. Returning the proxy card will not affect your right to attend the Annual Meeting or vote your shares in person. If you complete, sign and submit your proxy card, the persons named as proxies will vote your shares in accordance with your instructions. If you sign and submit a proxy card but do not fill out the voting instructions on the proxy card, your shares will be voted as recommended by our Board of Directors. If any other matters are properly presented for voting at the Annual Meeting, or any adjournments or postponements of the Annual Meeting, the proxy card will confer discretionary authority on the individuals named as proxies to vote your shares in accordance with their best judgment. As of the date of this proxy statement, we have not received notice of other matters that may properly be presented for voting at the Annual Meeting.

You may revoke your proxy at any time before your proxy is voted at the Annual Meeting by taking any of the following actions: (1) submitting another proxy card bearing a later date, (2) delivering written notice of revocation to our Secretary at our principal executive offices at Golden Entertainment, Inc., 6595 S. Jones Boulevard, Las Vegas, Nevada 89118, Attn: Secretary, or (3) attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, by itself, revoke a proxy. If your shares are held in “street name,” you must contact your broker, bank or other nominee to revoke any prior instructions.

ELECTION OF DIRECTORS

(Proposal One)

Our Board of Directors currently consists of seven directors. All of the current directors have been nominated by our Board of Directors for re-election at the Annual Meeting. If elected, each nominee will hold office until the earliest of (a) our next annual meeting of shareholders, (b) his successor has been elected and qualified, or (c) his resignation, death or removal. All nominees have consented to be named and have indicated their intention to serve as members of our Board of Directors, if elected. In accordance with our Fifth Amended and Restated Bylaws, our Board of Directors has set the number of members constituting our Board of Directors at seven.

All of our nominees will bring significant leadership, expertise and diverse backgrounds and perspectives to our Board of Directors as a result of their professional experience and service as executives and/or board members of other companies. The process undertaken by our Corporate Governance Committee in recommending director candidates is described below and under “Corporate Governance — Shareholders’ Agreement” and “Corporate Governance — Standing Committees — Corporate Governance Committee.”

The nominations by the Board of Directors were also made in accordance with certain agreements to which Golden is a party regarding director nominations. In January 2015, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sartini Gaming, Inc. (“Sartini Gaming”), The Blake L. Sartini and Delise F. Sartini Family Trust (the “Sartini Trust”), and LG Acquisition Corporation (“Merger Sub”), in connection with our acquisition of Sartini Gaming through the merger of Merger Sub with and into Sartini Gaming, with Sartini Gaming surviving as a wholly owned subsidiary of Golden (the “Merger”). Under the Merger Agreement, we agreed to cause each of the directors initially appointed pursuant to the Merger Agreement (or their respective replacements designated by the Sartini Trust and/or by Mr. Lyle Berman (on behalf of the Company), as applicable) to be re-nominated for election to the Board of Directors of the Company at each annual meeting of shareholders that occurs during the 36 months following the Merger. Also, in connection with the Merger Agreement, in January 2015 we entered into a Shareholders’ Agreement (the “Shareholders’ Agreement”) with the Sartini Trust, Mr. Berman, and certain other shareholders affiliated with Mr. Berman or with director Neil Sell, with respect to representation on the Board of Directors of the Company for a period of three years following the Merger, including nomination of certain individuals designated by the Sartini Trust and/or by Mr. Berman (on behalf of the Company). See “Corporate Governance — Shareholders’ Agreement” below for additional information regarding these arrangements and the respective designations thereunder.

Set forth below is biographical information for each person nominated as a director, including a description of certain experience, qualifications and skills that led our Corporate Governance Committee and our Board of Directors to determine that these individuals should serve as our directors.

Name and Age of Director	Biographical Information	Director Since

Blake L. Sartini Age 57

Mr. Sartini joined Golden as Chairman of the Board, President and Chief Executive Officer in July 2015 in connection with our acquisition of Sartini Gaming through the Merger. Prior to the Merger, Mr. Sartini served as the President and Chief Executive Officer of Sartini Gaming from its formation in January 2012, and as the founder and Chief Executive Officer of Golden Gaming, LLC (“Golden Gaming”), which he established in 2001.  Prior to Golden Gaming, Mr. Sartini served in various management and executive positions with Stations Casinos, Inc. (“Station Casinos”) from 1985 to 2001, including as Executive Vice President and Chief Operating Officer upon the company’s public offering in 1993. Additionally, he served as a director of Station Casinos from 1993 until 2001.  In 1986, Mr. Sartini founded Southwest Services, Inc. (the predecessor to Golden Gaming) and served as its President beginning in 1993. Before joining Station Casinos, he held key operational positions with the El Cortez Hotel and Casino, as well as the Barbary Coast Hotel and Casino. Mr. Sartini is a member of the University of Nevada, Las Vegas Foundation’s Board of Trustees and was appointed to the Nevada Gaming Policy Committee in March 2014 by Governor Sandoval. Mr. Sartini received a Bachelor of Science degree in business administration from the University of Nevada, Las Vegas.  Mr. Sartini’s position as our Chairman, President and Chief Executive Officer, together with his deep knowledge of our business as a founder of Golden Gaming and his extensive executive management and industry experience gained over more than 30 years in the gaming industry, makes him a highly qualified and valuable member of our Board of Directors.

2015

Name and Age of Director	Biographical Information	Director Since
Lyle A. Berman Age 74

Mr. Berman previously served as the Chairman of the Board and Chief Executive Officer of Golden from its formation in December 1998 until the Merger in July 2015, and as Chairman of the Board of Directors of Grand Casinos, Inc. (the predecessor to Golden) from October 1991 through December 1998. Mr. Berman also served as Chief Executive Officer of Rainforest Café, Inc. from February 1993 until December 2000. Mr. Berman served as the Executive Chairman of the Board of WPT Enterprises, Inc. (now known as Emerald Oil, Inc.) from its inception in February 2002 until July 2013. Mr. Berman also served as a director of PokerTek, Inc. from January 2005 until October 2014, including serving as Chairman of the Board from January 2005 until October 2011. We believe Mr. Berman’s qualifications to sit on our Board of Directors include his over 30 years of experience in the casino industry, including serving as our Chairman and Chief Executive Officer between 1998 and July 2015, his extensive executive management experience, and his particular strengths in strategic operations and strategy, food and beverage, and retail sales.

1998

Timothy J. Cope Age 64

Mr. Cope previously served as President of Golden from May 2003, and as the Chief Financial Officer and Treasurer since its formation in December 1998, until the Merger in July 2015. From 1993 through December 1998, Mr. Cope served as the Executive Vice President, Chief Financial Officer and a director of Grand Casinos, Inc. (the predecessor to Golden). From March 2002 through May 2009, Mr. Cope served as a director of WPT Enterprises, Inc. (now known as Emerald Oil, Inc.).  Mr. Cope is a licensed Certified Public Accountant in the State of Nevada and holds a Bachelor of Science degree in business administration from the University of Nevada, Reno. In addition, Mr. Cope holds certificates in computer programming and industrial engineering. We believe Mr. Cope’s qualifications to sit on our Board of Directors include over 30 years of experience in the casino industry (including more than 15 years as an officer of Golden), as well as his extensive experience in corporate finance, strategic planning, public company financial reporting and gaming operations.

1998

Mark A. Lipparelli Age 50

Mr. Lipparelli currently serves as the Chief Executive Officer of Gioco Ventures, a strategic advisory and product development firm serving the gaming, investment, technology and entertainment industries around the globe, a position he has held since 2007. Mr. Lipparelli also currently represents State Senate District 6 in the Nevada Legislature, having been appointed to the post in December 2014, and serves on various Senate committees as well the Nevada Gaming Policy Committee. Between 2002 and 2007, Mr. Lipparelli served in various executive management positions at Bally Technologies, Inc., a gaming technology supply company listed on the NYSE, including as Executive Vice President of Operations. Prior to joining Bally, Mr. Lipparelli served as Executive Vice President and then President of Shuffle Master, Inc., a publicly traded gaming supply company, from 2001 to 2003; as Chief Financial Officer of Camco, Inc., a retail chain holding company, from 2000 to 2001; as Senior Vice President of Entertainment Systems for Bally Gaming, Inc. (a subsidiary of publicly traded Alliance Gaming Corporation), from 1998 to 2000; and various management positions including Vice President of Finance for publicly traded Casino Data Systems from 1993 to 1998. Between 2009 and 2012, Mr. Lipparelli served as a Board Member and Chairman of the Nevada State Gaming Control Board. Mr. Lipparelli is a Board Trustee of the University of Nevada Foundation, Board Member of the National Center for Responsible Gaming, and member of the International Association of Gaming Advisors and of the International Masters of Gaming Law. Mr. Lipparelli received a Bachelor’s degree in Finance (1987) and a Master’s degree in Economics (1993) from the University of Nevada, Reno. We believe Mr. Lipparelli’s qualifications to sit on our Board of Directors include his over 20 years of experience in the gaming industry (including serving as Chief Executive Officer of Gioco Ventures from 2007 until the present, and various executive management positions at Bally Technologies, Inc. between 2002 and 2007), his legislative experience with the State Senate and past roles with the Nevada State Gaming Control Board.

2015

Name and Age of Director	Biographical Information	Director Since
Robert L. Miodunski Age 65

Mr. Miodunski served as the Chief Executive Officer of American Gaming Systems from 2010 until its acquisition by Apollo Entertainment in late 2014. Between 2004 and 2010, Mr. Miodunski served as a consultant to Bally Technologies, Inc. From 1994 through 2004, Mr. Miodunski served in various management and executive positions with Alliance Gaming Corporation, a supplier of gaming machines listed on the NYSE, including as Chief Executive Officer from 2001, a director from 2000 and President of United Coin (a route operator) from 1994 to 1999.  Mr. Miodunski has served on the Board of Directors and as Chair of the Compensation Committee of Poydras Gaming Finance Corp., a provider of equipment-based finance solutions for regional, mid-sized casinos listed on the TSVX, since April 2015. From 2005 to 2008, Mr. Miodunski served on the Board of Directors of Elixir Gaming Technologies, Inc., a gaming company listed on the NYSE. Mr. Miodunski received a Bachelor’s degree in Mechanical Engineering from the University of Missouri and an MBA from the University of Dallas. We believe Mr. Miodunski’s qualifications to sit on our Board of Directors include his over 20 years of experience in the gaming industry (including serving as Chief Executive Officer of American Gaming Systems from 2010 until late 2014), his service as a director of other public gaming companies, and his extensive executive and consulting experience with public gaming companies.

		2015

Neil I. Sell Age 74	Mr. Sell has served as a director of Golden since its formation in December 1998, and previously served as a director of Grand Casinos, Inc. (the predecessor to Golden) from October 1991 through December 1998. Mr. Sell has been practicing law at the firm of Maslon Edelman Borman & Brand, LLP in Minneapolis, Minnesota since 1968. We believe Mr. Sell’s qualifications to sit on our Board of Directors include his over 40 years of practicing law combined with his extensive experience in corporate legal and corporate governance matters.	1998

Terrence L. Wright Age 66

Mr. Wright serves as Chairman of the Board and majority owner of Westcor Land Title Insurance Company, a company he founded in 1991 and which is licensed to issue policies of title insurance throughout the United States. Mr. Wright serves on the Board of Directors of Southwest Gas Corporation (NYSE:SWX), is an emeritus member of and past Chairman of the University of Nevada Las Vegas Foundation Board and is the past Chairman for the Nevada Development Authority, the Nevada Land Title Association and the Nevada Chapter of the Young Presidents’ Organization. He has also served as Board member for the Las Vegas Monorail, Pioneer Citizens Bank, First Interstate Bank, Service First Bank of Nevada and the Boy Scouts of America. Mr. Wright received a Bachelor’s degree in business administration and a Juris Doctor from DePaul University, Chicago, and is a member of the California and Illinois bar associations. We believe Mr. Wright’s qualifications to sit on our Board of Directors include his business and leadership experience (including serving as Chairman of the Board of Westcor Land Title Insurance Company), his service as a director of other public companies, and his familiarity with the residential and commercial real estate markets in which we operate.

		2015

In the election of directors, the seven nominees for director who receive the highest number of affirmative votes will be elected as directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named above. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as our Board of Directors may propose.

The Board of Directors recommends that you vote “FOR” the election of all nominees for the Board of Directors named above.

CORPORATE GOVERNANCE

Board of Directors

Our Board of Directors is currently comprised of seven members and has the following three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance Committee. The membership and function of each standing committee is described below. Each standing committee operates under a written charter which, along with our Code of Business Conduct and Ethics, can be found on the Governance section of our website at www.goldenent.com/investors/governance. The information on our website is not part of this proxy statement or any other report or registration statement that we furnish to or file with Securities and Exchange Commission (the “SEC”).

On July 31, 2015, in connection with the Merger and in accordance with the Merger Agreement, we increased the number of directors serving on our Board of Directors from five to seven; Larry C. Barenbaum and Ray M. Moberg resigned from our Board of Directors and as members of our standing committees; Lyle A. Berman resigned as our Chairman of the Board and Chief Executive Officer (but remained as a director); Timothy J. Cope resigned as our President, Chief Financial Officer and Treasurer (but remained as a director); Blake L. Sartini was appointed as Chairman of the Board, President and Chief Executive Officer; Mark A. Lipparelli, Robert L. Miodunski and Terrence L. Wright were each appointed as a director; and Neil I. Sell continued as a director. Also, in accordance with the Merger Agreement, Stephen A. Arcana was appointed as our Executive Vice President and Chief Operating Officer, and Matthew W. Flandermeyer was appointed as our Executive Vice President, Chief Financial Officer and Secretary.

Shareholders’ Agreement

In connection with the Merger Agreement, and as an inducement to Sartini Gaming’s and the Sartini Trust’s willingness to enter into the Merger Agreement, in January 2015 we entered into the Shareholders’ Agreement with the Sartini Trust, Mr. Berman and certain other shareholders affiliated with Mr. Berman or with director Neil Sell, with respect to representation on the Board of Directors of the Company after consummation of the Merger and certain related matters. Under the Shareholders’ Agreement, we agreed to appoint those directors designated for initial appointment or for continuation on the Board of Directors at the closing of the Merger and, for a period of three years following the Merger, to nominate certain director designees for election to the Board of Directors. The director designees to be nominated are:

•

three individuals designated by Mr. Berman (on behalf of the Company), at least one of whom must be “Independent” under NASDAQ Marketplace Rules and one of whom is to be Timothy Cope, for so long as he is willing and able to be so designated. In the event that Mr. Berman is unwilling or unable to provide designees, these directors will be designated by our Corporate Governance Committee;

•	three individuals designated by the Sartini Trust, at least two of whom must be “Independent” under NASDAQ Marketplace Rules; and

•	one individual jointly designated by Mr. Berman and the Sartini Trust.

We also agreed to use commercially reasonable efforts to fill any vacancies on the Board of Directors with another designee designated by the applicable designating party. Further, we agreed that, subject to applicable law or NASDAQ rules, we will cause Blake Sartini, to the extent that he is a director of the Company, to serve as Chairman of the Board. For a period of three years following the Merger, each of the Sartini Trust and the shareholders who are parties to the Shareholders’ Agreement have agreed to vote any shares of Golden common stock held by them in favor of the foregoing director designees and have further provided irrevocable proxies to the Company with respect to the foregoing director elections. Further, the parties to the Shareholders’ Agreement have agreed, with certain exceptions, not to transfer, proxy, enter into voting agreements, or otherwise take actions which may interfere with their ability to comply with their obligations under the Shareholders’ Agreement.

Pursuant to the Shareholders’ Agreement and the Merger Agreement, Messrs. Sartini, Miodunski and Wright were designated by the Sartini Trust for initial appointment to the Board of Directors in connection with the Merger and for re-election at the Annual Meeting. Messrs. Berman, Cope and Sell were designated by the Board of Directors to continue as directors following the Merger and by Mr. Berman for re-election at the Annual Meeting. Mr. Lipparelli was designated jointly by Mr. Berman and the Sartini Trust for initial appointment to the Board of Directors in connection with the Merger and for re-election at the Annual Meeting.

Board Meetings

During the year ended December 31, 2015, our Board of Directors held 13 meetings, including telephonic meetings. During this period, all of the directors attended or participated in at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which each such director served (in each case other than meetings held at a time when such persons were not then serving as directors). The independent directors met without management present at substantially all meetings of the Board of Directors.

Director Attendance at Annual Meetings of Shareholders

Although we do not have a formal policy regarding attendance by members of our Board of Directors at our annual meetings of shareholders, we encourage our Board members to attend such meetings. All of our directors attended last year’s annual meeting of shareholders held on June 17, 2015.

Director Independence

Our Board of Directors affirmatively determined that each member of our Board of Directors is an independent director, as defined by the NASDAQ Stock Market listing standards, other than Messrs. Sartini, Berman and Cope. Mr. Sartini is not considered independent because he is employed by Golden as our President and Chief Executive Officer. Messrs. Berman and Cope are not considered independent because they were each employed by the Company within the past three years.

Board Leadership Structure

Blake L. Sartini, our President and Chief Executive Officer, also serves as the Chairman of our Board of Directors. Under the Merger Agreement, we agreed that Mr. Sartini (or, if Mr. Sartini is unable or unwilling to serve in such position, then such other member of our Board of Directors as may be designated by the Sartini Trust) will serve as Chairman of the Board of Directors for a period of at least three years following the Merger. In addition, our Board of Directors has considered this leadership structure and believes it currently provides the most efficient and effective leadership model for Golden by enhancing both the Chairman’s and the President and Chief Executive Officer’s ability to provide clear insight and direction of business strategies and plans to both our Board of Directors and management. Our Board of Directors believes that a single person, acting in the capacities of Chairman as well as President and Chief Executive Officer, promotes unity of vision and leadership, which allows for a single, clear focus for management to execute the Company’s business strategies and plans. Our Board of Directors has not appointed a lead independent director.

Ability of Shareholders to Communicate with our Board of Directors

We have established several means for shareholders and others to communicate with our Board of Directors. If a shareholder has a concern regarding our financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Chair of the Audit Committee in care of our Secretary at our corporate office address. If the concern relates to our governance practices, business ethics or corporate conduct, the concern should be submitted in writing to a member of the Corporate Governance Committee in care of our Secretary at our corporate office address. If a shareholder is unsure as to which category the concern relates, the shareholder may communicate it to any one of the independent directors in care of our Secretary at our corporate office address. All such shareholder communications will be forwarded to the applicable director(s), unless such communications are considered, in the reasonable judgment of our Secretary, to be improper for submission to the intended recipient(s). Examples of shareholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to Golden or its business, or communications that relate to improper or irrelevant topics. Any such improper communication will be made available to any non-employee director upon request.

Standing Committees

Our Board of Directors has an Audit Committee, a Compensation Committee and a Corporate Governance Committee.

Audit Committee

Our Audit Committee currently consists of Mr. Lipparelli (Chair), Mr. Sell and Mr. Wright. Each member of the Audit Committee is an independent director, as defined by the NASDAQ Stock Market listing standards. Our Board of Directors has determined that Mr. Lipparelli qualifies as an “audit committee financial expert,” as that term is defined in the rules and regulations established by the SEC.

The Audit Committee operates under an amended and restated written charter adopted by the Board of Directors on February 9, 2016. The primary duties and responsibilities of the Audit Committee are to (1) serve as an independent and objective party to monitor our financial reporting process and internal control system, (2) review and appraise the audit performed by our independent auditors, who report directly to the Committee, and (3) provide an open avenue of communication among the independent auditors, financial and senior management and the Board of Directors. The charter also requires the Audit Committee (or designated members of the Audit Committee) to review and pre-approve the annual engagement letter and the performance of all audit and non-audit accounting services to be performed by our independent registered public accounting firm (independent auditors), other than certain de minimus exceptions permitted by Section 202 of the Sarbanes-Oxley Act of 2002. The Audit Committee also reviews the independence of our independent auditors and is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The responsibilities and activities of the Audit Committee are described in greater detail in the report included in this proxy statement under the caption “Report of the Audit Committee.”

The Audit Committee held eight meetings during the year ended December 31, 2015. The Audit Committee also held executive sessions on several occasions during the year with company management not present.

Compensation Committee

Our Compensation Committee currently consists of Mr. Miodunski (Chair), Mr. Lipparelli and Mr. Sell. Each member of the Compensation Committee is an independent director, as defined by the NASDAQ Stock Market listing standards. All members of our Compensation Committee are also “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and “outside directors” as defined by regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Compensation Committee operates under a written amended and restated charter adopted by the Board of Directors on February 9, 2016. The Compensation Committee is responsible for reviewing periodically our compensation plans, philosophy and programs, and overseeing the evaluation and compensation of our executive officers. The Compensation Committee also administers our incentive compensation plans, including our 2015 Incentive Award Plan. Under the Compensation Committee charter, the President has been delegated the authority to grant awards under the Company’s equity compensation plans to persons who are not serving as executive officers or vice presidents of the Company nor deemed to be a “named executive officer” of the Company within the meaning of SEC rules and regulations, provided that no such award for any one individual may exceed 10,000 shares and all such awards may not exceed 100,000 shares in the aggregate, in each case without the prior approval of the Compensation Committee. Under the 2015 Incentive Award Plan, the Compensation Committee may delegate its duties and responsibilities to subcommittees of our directors and/or officers for awards to certain non-executive employees, subject to certain limitations that may be imposed under applicable law or regulation, including Section 162(m) of the Code, Section 16 of the Exchange Act, and/or stock exchange rules, as applicable.

The Compensation Committee has the authority, to the extent it deems necessary or appropriate, to retain a compensation consultant to assist in the evaluation of executive officer compensation. The Compensation Committee also has the sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee also has the authority, to the extent it deems necessary or appropriate, to retain other advisors. Golden will provide appropriate funding, as determined by the Compensation Committee, for payment of compensation to any consulting firm or other advisors hired by the Compensation Committee.

The Compensation Committee held 11 meetings during the year ended December 31, 2015. Our President and Chief Executive Officer does not participate in deliberations concerning, and was not present for the vote on, his compensation arrangements. Additional information regarding the Compensation Committee’s processes and procedures for establishing and overseeing executive compensation is disclosed under the heading “Executive Compensation — Compensation Discussion and Analysis.”

Corporate Governance Committee

Our Corporate Governance Committee currently consists of Mr. Wright (Chair), Mr. Miodunski and Mr. Sell. Each member of the Corporate Governance Committee is an independent director, as defined by the NASDAQ Stock Market listing standards.

The Corporate Governance Committee operates under a written amended and restated charter adopted by the Board of Directors on February 9, 2016. The primary role of the Corporate Governance Committee is to (1) review and periodically reassess the overall corporate governance guidelines and policies for Golden, (2) consider and make recommendations to the full Board of Directors concerning the appropriate size, organization, function and needs of the Board of Directors, including establishing criteria for Board of Directors membership and considering, recruiting and recommending candidates (including those recommended by shareholders) to fill new Board of Directors positions, and (3) annually recommending a slate of nominees to the Board of Directors to be considered for election or re-election at the Company’s annual meeting of shareholders. Notably, the Corporate Governance Committee’s responsibilities are subject in all respects to, and must be performed consistent with, the Company’s obligations regarding director nominations under the Merger Agreement and the Shareholders’ Agreement.

Subject to the requirements under the Merger Agreement and the Shareholders’ Agreement, the Corporate Governance Committee will review director candidates and present qualified candidates to the full Board of Directors for nomination. Qualified candidates will be considered without regard to race, color, religion, gender, ancestry, national origin or disability. The Corporate Governance Committee will consider each candidate’s general business and industry experience, his or her ability to act on behalf of shareholders, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating Board of Directors nominees. Additionally, the Board of Directors will consider whether or not the candidate would be found suitable to be issued a gaming license. This is a requirement of continued Board of Directors membership. If the Corporate Governance Committee approves a new candidate for further review following an initial screening, the Corporate Governance Committee will establish an interview process for the candidate. Generally, the candidate will meet with the members of the Corporate Governance Committee, along with our President and Chief Executive Officer. Contemporaneously with the interview process, the Corporate Governance Committee will conduct a comprehensive conflicts-of-interest assessment of the new candidate. The Corporate Governance Committee will consider reports of the interviews and the conflicts-of-interest assessment to determine whether to recommend the candidate to the full Board of Directors. The Corporate Governance Committee will also take into consideration the candidate’s personal attributes, including, without limitation, personal integrity, loyalty to us and concern for our success and welfare, willingness to apply sound and independent business judgment, awareness of a director’s vital part in good corporate citizenship and image, time available for meetings and consultation on company matters, and willingness to assume fiduciary responsibility.

Subject to the requirements under the Merger Agreement and the Shareholders’ Agreement, recommendations for candidates to be considered for election to the Board of Directors at our annual shareholder meetings may be submitted to the Corporate Governance Committee by our shareholders. Candidates recommended by our shareholders will be considered under the same standards as candidates that are identified by the Corporate Governance Committee. In order to make such a recommendation, a shareholder must submit the recommendation in writing to the Corporate Governance Committee, in care of our Secretary at our corporate office address, at least 120 days prior to the mailing date of the previous year’s Annual Meeting proxy statement. To enable the Committee to evaluate the candidate’s qualifications, shareholder recommendations must include the following information:

•	The name and address of the nominating shareholder and of the director candidate;

•	A representation that the nominating shareholder is a holder of record of our common stock and entitled to vote at the current year’s Annual Meeting;

•

A description of any arrangements or understandings between the nominating shareholder and the director candidate or candidates being recommended pursuant to which the nomination or nominations are to be made by the shareholder;

•	A resume or biographical information detailing the educational, professional and other information necessary to determine if the nominee is qualified to hold a Board of Directors position;

•

Such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had such nominee been nominated by the Board of Directors; and

•	The consent of each nominee to serve as a director if so elected.

The Corporate Governance Committee held five meetings during the year ended December 31, 2015.

Special Committee

Pursuant to the Merger Agreement, the Board of Directors also has appointed a Special Committee which consists of Mr. Sell (Chair), Mr. Lipparelli and Mr. Miodunski. The functions of the Special Committee are to (1) evaluate potential claims for losses and enforcement of the indemnification rights under the Merger Agreement, (2) determine, on behalf of the Company, the post-closing adjustment to the merger consideration under the Merger Agreement, and (3) determine the exercise or waiver of any of the Company’s rights, benefits or remedies under the Merger Agreement following the Merger. The Special Committee held two meetings during the year ended December 31, 2015.

Board of Directors’ Role in Risk Oversight

Our Board of Directors has an active role, as a whole and at the committee level, in overseeing management of our exposure to risk. The Board of Directors is regularly updated regarding risks that we face, including those that may impact our financial and operational performance, our credit and liquidity profile and other elements of our strategic plans. The Audit Committee assists our Board of Directors in this function and is charged with oversight of our policies regarding risk assessment and management, including our policies regarding management of financial risk exposure and review of related party transactions. Our other standing committees also have responsibilities with respect to risk oversight. The Compensation Committee is responsible for overseeing the management of risks relating to executive compensation plans and arrangements. The Corporate Governance Committee manages risks associated with the independence of the Board, including considering whether any director nominees have relationships or potential conflicts of interest that could affect their independence. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is informed of risks we face through reports from our committees and management.

DIRECTOR COMPENSATION

Mr. Sartini is not paid any fees or other compensation for services as a member of our Board of Directors.

On August 27, 2015, our Board of Directors adopted a new cash and equity compensation program for non-employee directors. Lyle A. Berman and Timothy J. Cope, who prior to July 31, 2015 served as our Chief Executive Officer, and our President, Chief Financial Officer and Treasurer, respectively, both participate in the program in their current capacity as non-employee directors.

Under the new non-employee director compensation program, non-employee members of our Board of Directors are entitled to receive an annual cash retainer of $55,000 for their service on our Board of Directors, payable in arrears in quarterly installments. Members of the Audit Committee, Compensation Committee and Corporate Governance Committee of our Board of Directors are entitled to receive additional annual cash retainers for such service in the following amounts, also payable in arrears in quarterly installments: $20,000 for the Chairman of the Audit Committee, $10,000 for each other member of the Audit Committee, $16,000 for the Chairman of the Compensation Committee, $8,000 for each other member of the Compensation Committee, $8,000 for the Chairman of the Corporate Governance Committee, and $4,000 for each other member of the Corporate Governance Committee. In addition, under the new non-employee director compensation program, non-employee members of our Board of Directors are entitled to receive an initial stock option award under the Golden Entertainment, Inc. 2015 Incentive Award Plan (the “2015 Plan”) of options to purchase 20,000 shares of the Company’s common stock upon their initial election or appointment to our Board of Directors (or, in the case of the Company’s existing non-employee directors, upon adoption of the program) and an annual stock option award under the 2015 Plan of options to purchase 10,000 shares of the Company’s common stock on the date of each annual meeting of shareholders (which annual award will be prorated for the first year if a non-employee director’s initial election or appointment did not occur at an annual meeting), in each case with an exercise price equal to the fair market value of the Company’s common stock on the date of grant. Each such stock option will have a ten-year term. Each initial stock option award (for the purchase of 20,000 shares) will vest in substantially equal installments on each of the first three anniversaries of the grant date, and each subsequent stock option award (for the purchase of 10,000 shares) will vest in full on the first anniversary of the grant date. All such stock option awards will vest in full in the event of a “Change in Control” (as defined in the 2015 Plan) or the director’s termination of service due to death or disability, and will be subject to the restrictions in the 2015 Plan regarding exercisability prior to August 1, 2018. In addition, the Chairman of the Special Committee created under the Merger Agreement is entitled to receive an additional cash retainer of $6,000, and each other member of the Special Committee is entitled to receive an additional cash retainer of $3,000, for such service, also payable in arrears in quarterly installments.

Pursuant to the new non-employee director compensation program, on August 27, 2015, our Board of Directors granted options to purchase 20,000 shares of the Company’s common stock under the 2015 Plan, subject to shareholder approval of the 2015 Plan, to each of the Company’s six non-employee directors, including Messrs. Berman and Cope. The options have an exercise price of $9.05 per share, which is equal to the fair market value of the Company’s common stock on the date of grant. If the 2015 Plan is not approved by the Company’s shareholders at the Annual Meeting, the foregoing stock option awards will be automatically cancelled and become null and void. As described below under “Executive Compensation—Compensation Discussion and Analysis—2015 Executive Compensation Decisions—Long-Term Equity Incentives,” we anticipate that the net proceeds received from the Jamul Note (as defined below) will be distributed to shareholders in the summer of 2016. In connection with the dividend, the Compensation Committee intends to consider and make appropriate and equitable adjustments to the Company’s outstanding stock options in accordance with the terms of the 2015 Plan, the underlying stock option agreements and applicable tax law.

Prior to the Merger, we paid our non-employee directors an annual fee of $50,000, as well as a fee of $1,000 for each meeting of our Board of Directors or committee attended. The Chairman of our Audit Committee received an additional annual retainer of $10,000 for serving in that capacity. Options were granted to non-employee directors from time to time at the discretion of our Board of Directors.

The following table sets forth a summary of the compensation paid to our non-employee directors pursuant to the Company's compensation policies for the year ended December 31, 2015.

Name(1)	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Mark A. Lipparelli	35,833	—	74,340	—	110,173
Robert L. Miodunski	32,500	—	74,340	—	106,840
Neil I. Sell	84,750	—	74,340	—	159,090
Terrence L. Wright	30,417	—	74,340	—	104,757
Ray M. Moberg	53,000	—	—	—	53,000
Larry C. Barenbaum	46,167	—	—	—	46,167

(1)

Effective as of the closing of the Merger on July 31, 2015 and in accordance with the terms of the Merger Agreement, our Board of Directors appointed Messrs. Sartini, Lipparelli, Miodunski and Wright to fill the vacancies on our Board of Directors resulting from the increase on July 30, 2015 in the size of our Board of Directors from five to seven directors and the resignations of Messrs. Barenbaum and Moberg. Messrs. Berman and Cope, who continued to serve as members of our Board of Directors following their resignations as executive officers on July 31, 2015 in connection with the Merger, are NEOs. As a result, the compensation they received during 2015 following their terminations of employment for their service as non-employee directors is reflected in the Summary Compensation Table in the section entitled “Executive Compensation” below.

(2)

Represents full grant date fair value of the awards granted to the non-employee directors in 2015 under ASC 718. The full grant date fair value is the amount Golden will expense over the awards’ vesting period. The amounts do not reflect the actual amounts that may be realized by the non-employee directors. A discussion of the assumptions used in calculating the stock option award amounts may be found in note 12 to the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015. As of December 31, 2015, our non-employee directors (other than Messrs. Berman and Cope, who were NEOs as described above) held the following outstanding stock options: Mr. Lipparelli, 20,000 stock options; Mr. Miodunski, 20,000 stock options; Mr. Sell, 38,265 stock options; and Mr. Wright, 20,000 stock options. As of December 31, 2015, Mr. Moberg held 28,861 outstanding stock options and Mr. Barenbaum held 11,207 outstanding stock options.

EXECUTIVE OFFICERS AND SENIOR MANAGEMENT

Biographical information for the executive officers and senior management of Golden as of the date of this proxy statement (other than our Chairman of the Board, President and Chief Executive Officer, Blake L. Sartini) is set forth below. Executive officers serve at the discretion of our Board of Directors and until their successors have been duly elected and qualified, unless sooner removed by our Board of Directors. There are no family relationships between any director or executive officer and any other director, executive officer or member of senior management, other than Blake L. Sartini, II, our Senior Vice President of Distributed Gaming, who is the son of Blake L. Sartini.

Name	Age	Position
Executive Officers:
Blake L. Sartini	57	Chairman of the Board, President and Chief Executive Officer
Stephen A. Arcana	51	Executive Vice President and Chief Operating Officer
Matthew W. Flandermeyer	47	Executive Vice President, Chief Financial Officer and Secretary
Senior Management:
Sean T. Higgins	52	Senior Vice President of Government Affairs and Business Development
Blake L. Sartini, II	30	Senior Vice President of Distributed Gaming
Jeffrey R. Rodefer	53	General Counsel and Chief Compliance Officer

Stephen A. Arcana joined Golden as Executive Vice President and Chief Operating Officer in July 2015 in connection with the Merger. Prior to the Merger, Mr. Arcana served as the Chief Operating Officer for Golden Gaming from August 2003 until the closing of the Merger. From November 1995 to March 2003, Mr. Arcana held several executive positions with Station Casinos, LLC. Prior to joining Station Casinos, LLC, Mr. Arcana held a variety of hotel operations and food and beverage positions over a ten-year period with the Sands Hotel in Atlantic City, New Jersey. Mr. Arcana received a Bachelor of Science degree in hotel and restaurant management from Widener University School of Hotel and Restaurant Management in Chester, Pennsylvania.

Matthew W. Flandermeyer joined Golden as Executive Vice President, Chief Financial Officer and Secretary in July 2015 in connection with the Merger. Prior to the Merger, Mr. Flandermeyer served as the Chief Financial Officer for Golden Gaming from October 2007 until the closing of the Merger. In 2013, Mr. Flandermeyer was also appointed as Golden Gaming’s Vice President of Strategic Development. Prior to joining Golden Gaming, Mr. Flandermeyer served as the Chief Financial Officer for Global Restaurant Systems from November 2005 until October 2007. Mr. Flandermeyer began his career in public accounting and has held various management and executive positions in public and private companies. Mr. Flandermeyer earned a Bachelor of Science degree in accounting, cum laude, from Valparaiso University, Indiana.

Sean T. Higgins joined Golden as Senior Vice President of Government Affairs and Business Development in March 2016. Prior to joining Golden, Mr. Higgins served as a principal of STH Strategies, a firm he founded in early 2015.  Previously, he was managing principal of Porter Golden Silver Communications, a full-service government affairs and business strategic consulting firm. In addition, he was a partner in the law firm of Gordon Silver.  Prior to that, he spent 17 years as general counsel and head of government affairs for a multi-jurisdictional gaming company. Mr. Higgins is a member of the International Association of Gaming Advisors. He previously served on the Nevada Governor’s Gaming Policy Committee, Nevada Governor’s Advisory Committee on Problem Gambling, National Gambling Impact Study Commission and the Clark County Blue Ribbon Panel on Fuel Reliability. In July 2015, he was appointed by Governor Sandoval to serve on the Nevada Equal Rights Commission. Mr. Higgins received his Juris Doctor degree from Santa Clara University School of Law and his undergraduate degree in business administration from Southern Methodist University. He is licensed to practice law in the state of Nevada.

Blake L. Sartini, II joined Golden as Senior Vice President of Distributed Gaming in July 2015 in connection with the Merger. In his current position, Mr. Sartini II oversees all distributed gaming operations in Nevada and Montana, as well as the Nevada tavern locations operating under the brand names PT’s, Sierra Gold and Sean Patrick’s. Prior to the Merger, Mr. Sartini II was the Vice President of Operations for Golden Route Operations, LLC (“GRO”), a subsidiary of Golden Gaming, from September 2014 until the closing of the Merger. Prior to that, he served as the Assistant Director for GRO from January 2012 to September 2014. Mr. Sartini II joined Golden Gaming in January of 2010 and served as Executive Marketing Manager for Golden’s casino group from January 2010 to July 2011.  He was among the first managers to enter into the company’s two-year Management Development Program. In July 2011, Mr. Sartini II was promoted to Regional Operations Manager of PT's Entertainment Group, overseeing day-to-day operations of eight taverns across the Las Vegas valley. Prior to joining Golden Gaming, he served as Senior Business Associate with the Ultimate Fighting Championship (UFC) for its international event operations and talent relations in the United Kingdom. Mr. Sartini II received a Bachelor of Science degree in business administration from Chapman University in Orange, California.

Jeffrey R. Rodefer joined Golden as General Counsel and Chief Compliance Officer in July 2015 in connection with the Merger. Prior to the Merger, Mr. Rodefer served as the General Counsel and Chief Compliance Officer for Golden Gaming from April 2014 until the closing of the Merger. Prior to joining Golden Gaming, Mr. Rodefer was with Boyd Gaming Corporation for nearly 12 years, where he last held the position of Vice President of Legal Affairs, Assistant General Counsel and Corporate Compliance Officer. Previously, Mr. Rodefer served over 13 years in the Nevada Attorney General’s Office, including more than eight years as counsel to the Nevada Gaming Commission and Nevada Gaming Control Board where he last held the position of Assistant Chief Deputy Attorney General. During his tenure with the state, he also represented and worked closely with the Nevada Tax Commission, Nevada Department of Taxation, State Board of Equalization and the Nevada Department of Transportation. In 1993, the Nevada Supreme Court appointed Mr. Rodefer to the State Bar of Nevada’s Functional Equivalency Committee where he continues to serve as Vice Chairman. Since 2000, Mr. Rodefer has served as the Chairman of the Gaming Law Section for the State Bar of Nevada. In 2012, Mr. Rodefer was appointed as a Trustee to the University of Nevada, Reno Foundation, and in 2016 he began serving as Vice Chairman of the Foundation’s Audit and Finance Committee. In 2012, 2013 and 2014 Mr. Rodefer served as a member of the American Gaming Association’s (AGA) G2E Conference Advisory Board-Compliance, Law & Regulation track, and he has also been a member of the AGA’s Task Forces on Regulatory Reform and BSA Best Practices. In 2014, he was appointed to the Gaming Law Committee of the Business Law Section for the American Bar Association (ABA). In 2016, he began serving on the Gaming Law Advisory Board for the William S. Boyd School of Law at the University of Nevada, Las Vegas. Mr. Rodefer received a Bachelor of Science degree in business administration (finance and accounting) from the University of Nevada, Reno and a Juris Doctor degree from Willamette University College of Law in Salem, Oregon. Mr. Rodefer is a member of the State Bars of Nevada, California, Colorado and Oregon.

OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management

The following table contains information about the beneficial ownership of our common stock as of April 1, 2016 for (i) each shareholder known by us to beneficially own more than 5% of our common stock, (ii) each of our current directors, (iii) each of our named executive officers and (iv) all of our directors and executive officers as a group. The percentage of ownership indicated in the following table is based on 22,070,809 shares of our common stock outstanding on April 1, 2016.

Information with respect to beneficial ownership has been furnished by each director and executive officer, and with respect to beneficial owners of more than 5% of our common stock, by Schedules 13D and 13G, filed with the SEC by them. Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after April 1, 2016 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as otherwise indicated, the mailing address of each shareholder is c/o Golden Entertainment, Inc., 6595 S. Jones Boulevard, Las Vegas, Nevada 89118.

Directors and Executive Officers	Number of Shares	Percentage
Blake L. Sartini(1)	7,246,393	32.8%
Lyle A. Berman(2)	2,415,476	10.8%
Timothy J. Cope(3)	216,857	1.0%
Mark A. Lipparelli	—	*
Robert L. Miodunski	—	*
Neil I. Sell(4)	1,280,158	5.8%
Terrence L. Wright	—	*
Stephen A. Arcana	—	*
Matthew W. Flandermeyer	—	*
All directors and executive officers as a group (9 persons)	11,158,884	49.7%

*	Represents beneficial ownership of less than 1.0% of the outstanding shares of common stock

(1)

Consists of the shares of common stock held by The Blake L. Sartini and Delise F. Sartini Family Trust (the “Sartini Trust”), of which Mr. Sartini is a co-trustee. Mr. Sartini shares the power to vote and dispose of such shares with his spouse, Delise F. Sartini, who is also a co-trustee of the Sartini Trust. Excludes 750,000 shares held by D’Oro Holdings, LLC, for which the Sartini Trust and Mr. and Mrs. Sartini have disclaimed any beneficial ownership. Blake L. Sartini II, the adult son of Mr. and Mrs. Sartini, is the sole manager of D’Oro Holdings, LLC with sole power to vote and dispose of such shares.

(2)

Includes (a) 1,835,454 shares held by the Lyle A. Berman Revocable Trust, (b) options to purchase 211,739 shares that may be exercised within 60 days of April 1, 2016, (c) 211,403 shares held by Berman Consulting Corporation, a corporation wholly owned by Mr. Berman and (d) 156,880 shares held by the Berman Consulting Corporation Profit Sharing Plan.

(3)	Includes (a) options to purchase 153,036 shares that may be exercised within 60 days of April 1, 2016 and (b) 5,000 shares held by Mr. Cope’s spouse.

(4)

Includes (a) options to purchase 18,265 shares that may be exercised within 60 days of April 1, 2016, (b) 334,425 shares held by the Bradley Berman Irrevocable Trust, of which Mr. Sell is co-trustee, and in such capacity shares the power to vote and dispose of such shares, (c) 334,425 shares held by the Julie Berman Irrevocable Trust, of which Mr. Sell is co-trustee, and in such capacity shares the power to vote and dispose of such shares, (d) 293,172 shares held by the Amy Berman Irrevocable Trust, of which Mr. Sell is co-trustee, and in such capacity shares the power to vote and dispose of such shares, and (e) 293,172 shares held by the Jessie Lynn Berman Irrevocable Trust, of which Mr. Sell is co-trustee, and in such capacity shares the power to vote and dispose of such shares. Mr. Sell disclaims beneficial ownership of the shares held by the Bradley Berman Irrevocable Trust, Julie Berman Irrevocable Trust, Amy Berman Irrevocable Trust and Jessie Lynn Berman Irrevocable Trust.

 Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. These persons are required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the Section 16(a) forms furnished to us, or in reliance upon written representations from our directors and executive officers, we believe that all of our directors, executive officers and greater than 10% shareholders complied with all applicable filing requirements under Section 16(a) of the Exchange Act during the year ended December 31, 2015.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

Golden is a diversified group of gaming companies that focus on distributed gaming (including tavern gaming) and casino and resort operations.  On July 31, 2015, Golden acquired Sartini Gaming, through the Merger of a wholly owned subsidiary of Golden with and into Sartini Gaming, with Sartini Gaming surviving as a wholly owned subsidiary of Golden. We conduct our business through two reportable operating segments: Distributed Gaming and Casinos. Our Distributed Gaming segment involves the installation, maintenance and operation of gaming devices in certain strategic, high-traffic, non-casino locations (such as grocery stores, convenience stores, restaurants, bars, taverns, saloons and liquor stores) in Montana and Nevada, and the operation of traditional, branded taverns targeting local patrons, primarily in the greater Las Vegas, Nevada metropolitan area. In our Casinos segment, we own and operate the Rocky Gap Casino Resort in Flintstone, Maryland, and, as a result of the Merger, three casinos in Pahrump, Nevada.

On July 31, 2015, effective immediately prior to the consummation of the Merger, Lyle A. Berman, our former Chief Executive Officer and Chairman of the Board, and Timothy Cope, our former President, Chief Financial Officer and Treasurer, resigned from their positions as executive officers of Golden (but not as directors of Golden). Also on July 31, 2015, effective as of the closing of the Merger and in accordance with the terms of the Merger Agreement, Blake L. Sartini was appointed as the Chairman of the Board, President and Chief Executive Officer of Golden, Stephen A. Arcana was appointed as Executive Vice President and Chief Operating Officer of Golden, and Matthew W. Flandermeyer was appointed as Executive Vice President, Chief Financial Officer and Secretary of Golden.

This Compensation Discussion and Analysis (“CD&A”) focuses primarily on the compensation programs approved by our Compensation Committee for the post-Merger portion of 2015 and beyond, and also describes the compensation programs established by us prior to the Merger to the extent they are relevant to an understanding of the compensation paid to Messrs. Berman and Cope during 2015 prior to the Merger.

The information contained in this CD&A and the executive compensation disclosures below is provided for the individuals who were our named executive officers for 2015, who we refer to collectively as the “NEOs”:

•	Blake L. Sartini, President, Chief Executive Officer and Chairman of the Board of Directors;

•	Stephen A. Arcana, Executive Vice President and Chief Operating Officer;

•	Matthew W. Flandermeyer, Executive Vice President, Chief Financial Officer and Secretary;

•	Lyle A. Berman, former Chief Executive Officer and Chairman of the Board, and current member of our Board of Directors; and

•	Timothy J. Cope, former President, Chief Financial Officer and Treasurer, and current member of our Board of Directors.

Executive Summary—Golden Executive Compensation Following the Merger

Since the Merger, our Compensation Committee has had the opportunity to redesign our executive compensation objectives, policies, practices and programs for the businesses we are in and to align with the strategic mission of our company. We designed our compensation programs and practices to drive financial performance and senior management focus on our business strategy. Our new programs and practices are intended to reward superior corporate performance and provide long-term incentives to employees in roles critical to our future.

Our Compensation Committee has adopted a number of practices and policies since the Merger designed for a company our size and the marketplace in which we compete, all to create an executive compensation program that places a significant emphasis on “pay-for-performance.” Our Compensation Committee selects and engages its own independent advisor, and engaged Barney & Barney to serve as its new independent compensation consultant following the Merger. The Compensation Committee reviewed external market data and peer group data with its independent consultant, and designed our new executive compensation program to link executive pay to company performance and to shareholder interests, by weighting total target compensation to the achievement of corporate performance metrics and strong stock price performance.

Our Compensation Committee made the first annual long-term incentive awards to our NEOs post-Merger in August 2015, to align executives' interests with shareholders’ interests at the earliest practicable date. All of the long-term incentive awards were granted in the form of time-based stock options. The stock options will vest over a four-year period, with 25% of the shares subject to the stock options vesting on the first anniversary of the date of grant, and the remaining shares vesting in equal monthly installments over the three-year period thereafter. The options are subject to the restrictions in the 2015 Plan regarding exercisability prior to August 1, 2018. If the 2015 Plan is not approved by the Company’s shareholders at the Annual Meeting, the stock option awards will be automatically cancelled and become null and void. For more information about the 2015 Plan, see “Proposal Three — Approval of the 2015 Incentive Award Plan.”

In early 2016, our Compensation Committee adopted a performance-based annual incentive plan for 2016 and established performance goals and target incentive opportunities for the NEOs that are consistent with competitive market levels. Our NEOs’ annual incentives for 2016 are tied to adjusted EBITDA performance, with various performance levels corresponding to the executives' incentive payouts. Our NEOs are eligible to earn a maximum annual incentive of 167% of their respective target incentives. For 2015, due to the short period of time remaining in the year following the Merger, our Compensation Committee did not establish a formal bonus program and instead paid annual bonuses to our NEOs on a discretionary basis.

Our Compensation Committee also negotiated and approved new executive employment agreements for the NEOs following the Merger. See “—Executive Employment Agreements” below. These agreements do not have “single trigger” severance payments owing solely on account of the occurrence of a change in control event, nor do they provide tax gross-ups for “excess parachute payments.”

Executive Compensation Program Objectives

The primary objectives of our executive compensation program are: (1) our executive compensation program should be competitive with compensation paid by companies in the same market for executive talent; (2) our compensation program should align executive compensation with our corporate strategies, business objectives and the interests of our shareholders by rewarding successful execution of our business plan and key corporate objectives; and (3) the majority of executives' total compensation should be in the form of variable compensation, comprised of annual cash incentive awards and long-term equity incentive awards, with compensation dependent upon corporate performance results and the creation of long-term shareholder value.

Setting Executive Compensation

Prior to the Merger

As noted above, during the portion of 2015 prior to the Merger, Messrs. Berman and Cope were our only executive officers. Prior to the Merger, the executive compensation program was reviewed and determined by our Compensation Committee (as constituted prior to the Merger).

Because, prior to the Merger, Golden had historically had limited operating revenues and profits with which to measure corporate success, corporate performance was not strongly emphasized in determining base or incentive compensation for the NEOs. Instead, initial and adjusted base compensation were determined (including annual cash bonuses and equity based awards) to provide incentive to attain corporate and individual goals that translated into increased shareholder value. The annual incentive cash bonus compensation for Messrs. Berman and Cope was awarded based on fulfillment of corporate financial and strategic goals on a discretionary basis. Bonuses for a completed fiscal year were generally paid out in the first half of the next fiscal year.  Our compensation policies were reviewed no less than annually by the Compensation Committee to determine whether they were still effective and, if not, what type of adjustments should be made to accomplish our compensation philosophy.

Our Compensation Committee (as constituted prior to the Merger) did not retain an independent compensation consultant during 2015 prior to the Merger.

Prior to the Merger, in light of the strategic alternatives process being conducted by the Company, the Compensation Committee (as constituted prior to the Merger) did not undertake its normal annual compensation review during the first quarter of 2015. Instead, the base salaries for Messrs. Berman and Cope for 2015 were left at the same levels as were in effect during 2014, no annual incentive plan was established, and no long-term incentive awards were granted to them prior to the Merger during 2015.

Following the Merger

Following the Merger, our Compensation Committee has redesigned our executive compensation objectives, policies, practices and programs for the businesses we are in and to align with our strategic mission. Specifically, promptly following the Merger, our Compensation Committee worked with its new independent compensation consultant to establish our executive compensation program, including the NEOs’ initial base salaries, our long-term incentive program, the new NEO employment agreements implemented following the Merger and other employee benefits. In early 2016, the Compensation Committee also worked with its independent compensation consultant to establish our new annual cash incentive program for 2016.

Our executive compensation program will be reviewed annually by our Compensation Committee. In the first quarter of each year, our Compensation Committee will review the performance of each of its executives during the previous year. At this time the Compensation Committee will also review our actual corporate performance for the prior year and make the final annual incentive payment determinations based on such performance and the Compensation Committee's evaluation of each executive's individual performance for the prior year. In connection with this review, the Compensation Committee will also review and adjust, as appropriate, base salaries and annual target incentive levels for the NEOs. During the year, the Compensation Committee may also evaluate and make grants of additional long-term incentive awards to our executives and certain other eligible employees, as appropriate.

Role of Management

The Compensation Committee relies on input and recommendations of our Chief Executive Officer when evaluating factors relative to the compensation of the other NEOs. Our Chief Executive Officer provides the Compensation Committee with his assessment of the performance of these individuals and his perspective on the factors described above in developing his recommendations for their compensation, including salary adjustments, cash bonus and equity incentives. The Compensation Committee discusses our Chief Executive Officer’s recommendations, and then approves or modifies the recommendations in collaboration with the Chief Executive Officer, other than for his own compensation.

Our Chief Executive Officer’s compensation is determined solely by the Compensation Committee, which approves any adjustments to his base salary, cash bonus or equity incentives from year to year. The Compensation Committee solicits our Chief Executive Officer’s perspective on his compensation, but makes determinations regarding his compensation independently and without him present. As required by the NASDAQ listing standards, the Chief Executive Officer does not participate in deliberations concerning, or vote on, his compensation arrangements.

In addition to recommendations put forth by our Chief Executive Officer, other members of our executive team are involved in the compensation process by assembling data to present to the Compensation Committee. Other members of our executive management team also attend portions of the Compensation Committee meetings.

Compensation Determination Process

The Compensation Committee determines each element of an executive's initial compensation package within the framework of the objectives of its executive compensation program based on numerous factors, including:

•	The individual's particular background, track record and circumstances, including training and prior relevant work experience;

•	The individual's role with us and the compensation paid to similar persons in the peer companies represented in the compensation data that our Compensation Committee reviews;

•	The demand for individuals with the specific expertise and experience of the executive;

•	Internal equity among the executive group;

•	Performance goals and other expectations for the position; and

•	Uniqueness of industry skills.

In general, the terms of our executive employment agreements are initially negotiated by management and legal counsel for the Company. The agreements for executives over whose compensation the Compensation Committee has authority are presented to the Compensation Committee for consideration. When appropriate, such as in the case of the agreements for the NEOs, the Compensation Committee takes an active role in the negotiation process, as it did in connection with the employment agreements entered into with our NEOs in October 2015 following the Merger.

During the review and approval process for the employment agreements for executives under its purview, and during its annual review of executive compensation, the Compensation Committee considers the appropriate amounts for each component of compensation and the compensation design appropriate for the individual executive. We seek to achieve an appropriate mix between equity incentive awards and cash payments in order to meet our objectives. In determining each element of compensation for any given year, the Compensation Committee considers and determines each element individually and then reviews the resulting total compensation and determines whether it is reasonable and competitive.

Our Compensation Committee has engaged Barney & Barney, an independent compensation consultant, to assist us with the implementation of our executive compensation program, determining the terms of the employment agreements to be entered into with our executive officers and to provide annual market and other information on executive compensation. Barney & Barney did not provide any other services to us in 2015 beyond its engagement as an advisor to the Compensation Committee on executive compensation matters. After review and consultation with Barney & Barney and management, the Compensation Committee has determined that Barney & Barney is independent and there is no conflict of interest resulting from retaining Barney & Barney currently or during the year ended December 31, 2015. In reaching these conclusions, the Compensation Committee considered the factors set forth in Exchange Act Rule 10C-1 and NASDAQ listing standards.

Our Compensation Committee worked with Barney & Barney to develop a peer group which would be used for comparative market data as well as executive compensation program design. The peer group was constructed with input from Barney & Barney and management, and was ultimately approved by our Compensation Committee after review. The peer group for 2015 consisted of the following 12 companies in the gaming and hospitality industries: Affinity Gaming; American Casino & Entertainment; Choice Hotels; Churchill Downs; Eldorado Resort; Full House Resorts; Isle of Capri Casinos; Marcus; Mohegan Tribal Gaming Authority; Monarch Casino & Resort; Tropicana Entertainment; and Vail Resorts.

Although the Compensation Committee maintains the peer group for executive compensation purposes, the peer group compensation data is limited to publicly available information and therefore does not necessarily provide sufficient comparisons for all officers by position as is offered by more comprehensive survey data, which has the advantage of including data on executive positions beyond what is available in public filings. In light of this, following the Merger, the Compensation Committee also reviewed data from ERI, which consists of companies throughout the United States in the entertainment industry, with revenues under $350 million. With respect to the survey data presented to the Compensation Committee, the identities of the individual companies included in the survey were not provided to the Compensation Committee, and the Compensation Committee did not refer to individual compensation information for such companies. We believe that by utilizing both the peer group and the survey data, the Compensation Committee is able to review an appropriate set of competitive data for use in making compensation decisions.

While the Compensation Committee reviewed the foregoing comparable company data in connection with its initial executive compensation determinations following the Merger, the Compensation Committee did not attempt to set our base salary levels at a certain target percentile with respect to that data or otherwise rely entirely on that data to determine NEO compensation levels. Instead, the Compensation Committee members relied on their judgment and experience in setting those compensation levels and making those awards and also took into account pre-Merger compensation levels at Sartini Gaming. In setting the initial annual incentive targets, the Compensation Committee generally set the annual incentive target levels for the NEOs at the 50th percentile of the comparable company data and intends to allow performance to determine actual or realized annual incentive compensation. Actual incentive compensation may therefore be above or below the target median based on performance. In addition, our NEOs initial long-term incentive awards were intended to be consistent with the 75th percentile of the comparable company data, in part because, other than Mr. Sartini, the NEOs had little or no equity ownership in Golden post-Merger. The allocation of an executive's target total cash compensation and his annual long-term incentive awards may vary from year to year. However, the Compensation Committee believes that all executive officers should have a significant amount of their total compensation package in the form of performance-based incentive compensation (annual cash incentive) and long-term incentive compensation.

The compensation levels of the NEOs reflect to a significant degree the varying roles and responsibilities of such executives. As a result of the Compensation Committee’s assessment of Mr. Sartini’s roles and responsibilities within our company, there is a significant compensation differential between him and the other NEOs.

Key Elements of Executive Compensation Program

The three key elements of our executive compensation program are: (1) Base Salary, providing a market-based level of salary for performance of executive's primary responsibilities; (2) Annual Incentive Cash Bonus, creating a direct link between executive compensation and short-term company performance; and (3) Long-Term Equity Incentives, focusing executives on the enhancement of long-term shareholder value, encouraging equity ownership and providing retention incentives to key executive talent. All of these elements of compensation are taken into account when compensation decisions are made by our Compensation Committee.

2015 Executive Compensation Decisions

Base Salary

No base salary actions were taken by us during 2015 pre-Merger and Messrs. Berman and Cope continued to receive base salaries at the same rate as was in effect during 2014 until the Merger.

For 2015, following the Merger, our NEOs continued to receive their base salaries at the rate in effect at Sartini Gaming prior to the Merger (for Mr. Sartini, $1,000,000 per year (which included a $50,000 annual increase to restore Mr. Sartini’s base salary to its historical level following a previous temporary salary reduction); for Mr. Arcana, $510,000 per year; and for Mr. Flandermeyer, $450,000 per year).

Any future adjustments to base salary will be reflective of factors such as the scope of their responsibilities, background, track record, training and experience, as well as competitive external market positioning and the overall market demand for such executives. As with total executive compensation, we intend that executive base salaries should be competitive with the range of salaries for executives in similar positions and with similar responsibilities. An executive's base salary will be evaluated together with components of the executive's other compensation to ensure that the executive's target and actual total compensation is consistent with our overall compensation philosophy.

Annual Incentive Cash Bonus

Following the Merger, our executive compensation program for 2015 included eligibility for an annual cash incentive for all executives as set forth in their employment agreements. Due to the fact the Merger occurred more than halfway through 2015, no specific corporate objectives were established by our Compensation Committee for 2015 bonus purposes. Instead, the annual bonuses paid to the NEOs for 2015 were determined by the Compensation Committee in its discretion. The 2015 discretionary bonuses paid to the NEOs are set forth in the Summary Compensation Table Below.

In early 2016, the Compensation Committee established a new annual incentive program for 2016 under the 2015 Plan (the “Annual Incentive Program”). The Annual Incentive Program provides annual bonus opportunities for the NEOs and other employees designated as participants by the Compensation Committee. The methodology for determining annual bonuses under the Annual Incentive Program is designed to motivate and reward participants for their contributions to Golden, based on corporate performance.

Target bonuses under the Annual Incentive Program for the NEOs for 2016 are set forth in their employment agreements and the Annual Incentive Program as follows: Mr. Sartini, 100% of base salary; Mr. Arcana, 65% of base salary; and Mr. Flandermeyer, 65% of base salary.

Under the Annual Incentive Program, a NEO’s annual bonus will be tied to corporate goals established at the beginning of each fiscal year by the Compensation Committee, and if there is more than one corporate performance goal, with the relative weightings between those goals also approved by the Committee. A portion of an NEO’s annual bonus may also be determined in the discretion of the Compensation Committee based on the participant’s individual performance and such other factors as the Compensation Committee deems appropriate. The payout level for each executive’s annual bonus under the Annual Incentive Program will range between 0% and 167% of target.

For 2016, 100% of each NEO’s annual bonus will be determined based on achievement relative to adjusted EBITDA for 2016. The Compensation Committee set threshold, target, enhanced target, and maximum performance levels for adjusted EBITDA achievement, with 0% payouts resulting from performance lower than the threshold adjusted EBITDA level established by the Compensation Committee, 100% payouts resulting from performance at the threshold adjusted EBITDA level established by the Compensation Committee, 100% payouts resulting from performance at the target adjusted EBITDA level established by the Compensation Committee, 117% payouts resulting from performance at or above the enhanced target adjusted EBITDA level established by the Compensation Committee, and 167% payouts resulting from performance at or above the maximum adjusted EBITDA level established by the Compensation Committee. There will be no interpolation between achievement levels. However, if adjusted EBITDA performance for 2016 is between the target and threshold levels of achievement, the Compensation Committee may, in its discretion, reduce an annual incentive award otherwise payable to a NEO from 100% of his target percentage to an amount not less than 50% of his target percentage. Any such reduction may be based on such objective or subjective determinations as the Compensation Committee determines to be appropriate.

A participant must generally remain employed through the date of payment of his or her annual bonus under the Annual Incentive Program in order to remain eligible to receive such bonus.

The Annual Incentive Program, and the awards granted thereunder to the NEOs for 2016, were granted under the 2015 Plan, subject to shareholder approval. In the event the 2015 Plan is not approved by shareholders at the Annual Meeting, the Annual Incentive Program will cease to be in effect and the awards described above for 2016 will be cancelled.

The Annual Incentive Program is not the exclusive means for the Compensation Committee to award incentive compensation to the NEOs and does not limit the Compensation Committee from making additional discretionary incentive awards.

Long-Term Equity Incentives

Our Board of Directors has approved, subject to shareholder approval, the 2015 Plan. The material terms of the 2015 Plan are described in “Proposal Three—Approval of the 2015 Incentive Award Plan.” Subject to shareholder approval of Proposal Three, compensation through the periodic grants of equity awards under the 2015 Plan will be intended to align executives' and shareholders' long-term interests by creating a direct link between a portion of executive compensation and increases in the price of our common stock. As will be the case when the amounts of base salary and annual incentives are determined, a review of all elements of compensation will be conducted by our Compensation Committee when determining equity awards to ensure that total compensation conforms to our overall compensation philosophy and objectives, as described above.

Our Compensation Committee made the first annual equity awards following the Merger in August 2015 to align executives' interests with shareholders’ interests at the earliest practicable date. For 2015, the long-term incentive awards granted to the NEOs included time-based stock options. Our Compensation Committee considers stock options to be performance-based for these purposes as they only provide value to the NEOs in the event the stock price increases over the exercise price of such awards. The Compensation Committee established a target value for each NEO's long-term incentive awards, which target value was intended to approximate the 75th percentile of our peer group for long-term incentive awards. Provided that the executives continue to render services to the Company through the applicable vesting date, the options vest as to 25% of the shares on the first anniversary of the vesting commencement date and vest as to the remaining shares in 36 equal monthly installments thereafter. The options are subject to the restrictions in the 2015 Plan regarding exercisability prior to August 1, 2018. If the 2015 Plan is not approved by the Company’s shareholders at the Annual Meeting, the stock option awards will be automatically cancelled and become null and void. The options have a ten-year term and an exercise price of $9.05 per share, which was equal to the fair market value of the Company’s common stock on the date of grant, and which may be adjusted in 2016 as described below.

In December 2015, we sold our $60.0 million subordinated promissory note (the “Jamul Note”) from the Jamul Tribe to a subsidiary of Penn National Gaming, Inc. (“Penn National”) for $24.0 million in cash. Under the terms of the January 2015 Merger Agreement with Sartini Gaming and subject to applicable law, the proceeds received from the sale of the Jamul Note, net of related costs, will be distributed in a cash dividend to our shareholders that hold shares as of the record date for such dividend (other than shareholders that have waived their right to receive such dividend). Under the terms of the Merger Agreement, Sartini Gaming’s former sole shareholder, for itself and any related party transferees of its shares (which total approximately 8.0 million shares in the aggregate), waived their right to receive such dividend with respect to their shares, except for a potential tax distribution, if any, unless their shares are sold to an unaffiliated third party prior to the record date for any such dividend. Also in connection with the Merger, holders of an additional approximately 0.5 million shares waived their right to receive such dividend, unless such shares are sold to an unaffiliated third party prior to the record date for any such dividend. We anticipate that the net proceeds received from the sale of the Jamul Note will be distributed to shareholders during the summer of 2016. The record date for such dividend will follow the Board of Directors’ declaration of any such dividend and will be announced at such time. In connection with the dividend, the Compensation Committee intends to consider and make appropriate and equitable adjustments to the Company’s outstanding stock options in accordance with the terms of the 2015 Plan and other applicable plans, the underlying stock option agreements, and applicable tax law.

The long-term incentive awards granted to the NEOs in 2015 are listed in the Grants of Plan-Based Awards table below. For information about the accelerated vesting provisions that apply to these awards under the employment agreements with the NEOs, please see “Executive Employment Agreements” below.

Other Benefits

We provide our executives with the following types of other benefits: (1) perquisites; (2) health, dental, life, and disability insurance; and (3) retirement benefits. We will periodically review the levels of perquisites and other individual benefits provided to executive officers to ensure they fit within the overall compensation philosophy and competitive external market practices.

Perquisites.    Pursuant to the terms of their employment agreements, we provide certain perquisites to our NEOs. Each NEO is entitled to an allowance for health insurance premiums and participation in the executive supplemental health insurance program, reimbursement of country club dues, reimbursement of personal automobile lease and related expenses, term life insurance and disability coverage at our expense, and, for Mr. Sartini, reimbursement of premiums under certain individually-obtained life insurance policies (not to exceed $200,000 annually). All of these perquisites were in effect for our NEOs prior to the Merger.

Health, Dental, Life and Disability Insurance.    We offer all of our regular employees, including the NEOs, health, life, disability and dental insurance.

Retirement Benefits.    All of our regular employees, including the NEOs, who meet certain defined requirements may participate in our 401(k) plan. We have the discretion to match employee contributions. Under our current matching policy, we match one-fourth of the first four percent of gross earnings contributed by our employees, up to a maximum match of one percent. Our Board of Directors has discretion to make additional contributions to our 401(k) plan.

Employment Agreements

In connection with the Merger, the employment of Messrs. Berman and Cope terminated and each was paid the severance payments provided under his employment agreement, as described below under “Summary Compensation Table.”

Following the Merger, we entered into employment agreements with each of the NEOs that provide for certain severance benefits in the event that a NEO's employment is involuntarily or constructively terminated. We recognize the challenges executives often face securing new employment following termination. To mitigate these challenges and to secure the focus of the management team on our affairs, all executive officers are entitled to receive severance payments under their employment agreements upon certain types of termination. The terms of these employment agreements are described below under “—Executive Employment Agreements.” We believe that reasonable severance benefits for our executive officers are important because there may be limited opportunities for our executive officers to find comparable employment within a short period of time following certain qualifying terminations. In addition to normal severance, we provide Mr. Sartini with enhanced benefits in the event of a qualifying termination following a change-in-control as a means of reinforcing and encouraging his continued attention and dedication to his duties without personal distraction or conflict of interest in circumstances that could arise from the occurrence of a change-in-control. We believe that the interests of shareholders are best served if the interests of our senior management are aligned with them, and providing change-in-control benefits for Mr. Sartini should eliminate any reluctance to pursue potential change-in-control transactions that may be in the best interests of shareholders.

We also extend severance benefits because they are essential to help the Company fulfill the objectives of attracting and retaining key leadership and managerial talent. These agreements are intended to be competitive within our industry and company size and to attract highly qualified individuals and encourage them to be retained by us. While these arrangements form an integral part of the potential total compensation provided to these individuals and are considered by the Compensation Committee when determining executive compensation, the decision to offer these benefits does not influence the Compensation Committee's determinations concerning other levels of pay or benefits.

Consideration of Say-on-Pay Vote Results

At the 2015 annual meeting of shareholders, the shareholders approved, on an advisory basis, the compensation of our NEOs at that time, Mr. Berman and Mr. Cope, as disclosed pursuant to the compensation disclosure rules of the SEC, with over 99% of shareholder votes cast in favor of our 2015 say-on-pay resolution (excluding abstentions and broker non-votes). Because of the significant changes to our executive compensation program post-Merger, the results of this say-on-pay vote were not necessarily considered by the Compensation Committee.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, our Compensation Committee has reviewed and considered the deductibility of our executive compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) generally limits the tax deduction for compensation in excess of one million dollars paid to a company's chief executive officer and its four most highly compensated executive officers (other than its chief financial officer). However, performance-based compensation is excluded from the limit so long as it meets certain requirements.

Our Compensation Committee does not necessarily limit executive compensation to the amount deductible under that provision. While we consider the tax deductibility of each element of executive compensation as a factor in our overall compensation program, our Compensation Committee retains the discretion to approve compensation that may not qualify for the compensation deduction if, in light of all applicable circumstances, it would be in our best interest for such compensation to be paid without regard to whether it may be tax deductible.

Accounting for Share-Based Compensation

Golden accounts for share-based payments, including its long-term equity incentive program, in accordance with the requirements of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“ASC 718”).

Compensation Committee Report *

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review and discussions with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Golden Entertainment Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015 and in this proxy statement.

The foregoing report is provided by the following directors, who constitute the Compensation Committee.

COMPENSATION COMMITTEE

Robert L. Miodunski (Chair)
Mark A. Lipparelli
Neil I. Sell

*

The material in this report is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any of our filings under the Securities Act or the Exchange Act, whether made on, before, or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

Summary Compensation Table

The following table sets forth the compensation for the last three fiscal years awarded to or earned by our NEOs.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Blake L. Sartini,	2015	412,881	110,000	—	1,635,480	152,543	2,310,904
President, Chief Executive Officer and Chairman of the Board

Stephen A. Arcana,	2015	215,769	60,000	—	817,740	35,608	1,129,117
Executive Vice President and Chief Operating Officer

Matthew W. Flandermeyer,	2015	190,385	60,000	—	817,740	24,286	1,092,411
Executive Vice President, Chief Financial Officer and Secretary

Lyle A. Berman,	2015	298,077	72,917	—	74,340	1,426,394	1,871,728
Former Chairman of the Board and Chief Executive Officer	2014 2013	500,000 500,000	125,000 125,000	— —	— 103,140	28,440 83,928	653,440 812,068

Timothy J. Cope,	2015	208,654	51,188	—	74,340	1,041,615	1,375,797
Former President, Chief Financial Officer and Treasurer	2014 2013	350,000 350,000	87,750 87,750	— —	— 103,140	25,411 25,100	463,161 565,990

(1)

For Messrs. Sartini, Arcana and Flandermeyer, represents base salary paid to the NEOs in 2015 during the period following the closing of the Merger on July 31, 2015 (full annual base salaries are $1,000,000 per year for Mr. Sartini; $510,000 per year for Mr. Arcana; and $450,000 per year for Mr. Flandermeyer). For Messrs. Berman and Cope, represents base salary paid to the NEOs prior to their resignation of employment immediately prior to the closing of the Merger on July 31, 2015.

(2)

Represents full grant date fair value of the awards granted to the NEOs in the applicable fiscal year under ASC 718. The full grant date fair value is the amount Golden will expense over the awards’ vesting period. The amounts do not reflect the actual amounts that may be realized by the executive officers. A discussion of the assumptions used in calculating the stock option award amounts may be found in note 12 to the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015. The awards reflected in the table for Messrs. Berman and Cope for 2015 represent the stock option awards they were granted in August 2015 in their capacity as non-employee directors following the Merger. For more information see “Director Compensation” above.

(3)

For Messrs. Sartini, Arcana and Flandermeyer, represents amount of All Other Compensation paid to the NEOs in 2015 during the period following the closing of the Merger on July 31, 2015. The following table contains a breakdown of the compensation and benefits included under All Other Compensation for the year ended December 31, 2015:

	Medical Cost Reimbursement ($)	Severance Benefits Paid Upon Separation from Golden ($)	Unused PTO Paid Upon Separation from Golden ($)	Consulting Fees ($)	Non-Employee Director Retainer ($)	Employer Matching 401(K) Contributions ($)	Life Insurance Benefits ($)	Other(1) ($)	Total ($)
Blake L. Sartini	25,716	—	—	—	—	—	101,050	25,777	152,543
Stephen A. Arcana	18,424	—	—	—	—	2,146	—	15,038	35,608
Matthew W. Flandermeyer	11,133	—	—	—	—	1,385	—	11,768	24,286
Lyle A. Berman	—	1,250,000	48,077	83,333	22,917	6,427	10,840	4,800	1,426,394
Timothy J. Cope	—	875,500	33,654	87,500	22,917	9,433	7,811	4,800	1,041,615

(1)

For Messrs. Sartini, Arcana and Flandermeyer, amounts shown consist of country club dues and automobile allowance. For Messrs. Berman and Cope, amounts shown consist of travel and expense reimbursement allowance.

Grants of Plan-Based Awards

The following table sets forth information regarding the grants by the Company of long-term incentive awards with respect to shares of the Company's common stock to our NEOs during the year ended December 31, 2015.

	Estimated Future Payouts Under Non-Equity Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Option Awards Number Of Shares of Stock or Option Units (#)		Exercise or Base Price of Value Awards ($)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Blake L. Sartini	8/27/2015	—	—	—	440,000	(1)	9.05	1,635,480
Stephen A. Arcana	8/27/2015	—	—	—	220,000	(1)	9.05	817,740
Matthew W. Flandermeyer	8/27/2015	—	—	—	220,000	(1)	9.05	817,740
Lyle A. Berman	8/27/2015	—	—	—	20,000	(2)	9.05	74,340
Timothy J. Cope	8/27/2015	—	—	—	20,000	(2)	9.05	74,340

(1)

Provided that the executives continue to render services to the Company through the applicable vesting date, the options vest as to 25% of the shares on the first anniversary of the grant date and vest as to the remaining shares in 36 equal monthly installments thereafter. The options are subject to the restrictions in the 2015 Plan regarding exercisability prior to August 1, 2018. If the 2015 Plan is not approved by the Company’s shareholders at the Annual Meeting, the foregoing stock option awards will be automatically cancelled and become null and void. The options have a ten-year term from the date of grant. For information about the accelerated vesting provisions that apply to these awards under the employment agreements with the NEOs, please see “Executive Employment Agreements” below.

(2)

These options were granted to Messrs. Berman and Cope in their capacity as non-employee directors following the Merger pursuant to our non-employee director compensation program. Provided that the individual continues to render services to the Company through the applicable vesting date, the options vest in substantially equal installments on each of the first three anniversaries of the grant date. The options are subject to the restrictions in the 2015 Plan regarding exercisability prior to August 1, 2018. If the 2015 Plan is not approved by the Company’s shareholders at the Annual Meeting, the foregoing stock option awards will be automatically cancelled and become null and void. The options have a ten-year term from the date of grant.

(3)

As described above in this proxy statement, we anticipate that the net proceeds received from the sale of the Jamul Note will be distributed to shareholders during the summer of 2016. In connection with the dividend, the Compensation Committee intends to consider and make appropriate and equitable adjustments to the Company’s outstanding stock options in accordance with the terms of the 2015 Plan, the underlying stock option agreements, and applicable tax law.

(4)

Represents full grant date fair value of the awards granted to the NEOs under ASC 718. The full grant date fair value is the amount Golden will expense over the awards’ vesting period. The amounts do not reflect the actual amounts that may be realized by the executive officers. A discussion of the assumptions used in calculating the stock option award amounts may be found in note 12 to the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information relating to equity awards outstanding as of December 31, 2015 for each of our NEOs.

	Option Awards
Name	Number of Securities Underlying Unexercised Options – Exercisable (#)	Number of Securities Underlying Unexercised Options – Exercisable (#)		Option Exercise Price ($)(1)	Option Expiration Date
Blake L. Sartini	—	440,000	(2)	9.05	08/26/2025
Stephen A. Arcana	—	220,000	(2)	9.05	08/26/2025
Matthew W. Flandermeyer	—	220,000	(2)	9.05	08/27/2025
Lyle A. Berman	15,000	—		6.50	08/01/2018
	126,739	—		6.80	08/01/2018
	40,000	—		3.78	08/01/2018
	30,000			6.14	08/01/2018
	—	20,000	(3)	9.05	08/26/2025
Timothy J. Cope	15,000	—		6.50	08/01/2018
	68,036	—		6.80	08/01/2018
	40,000	—		3.78	08/01/2018
	30,000	—		6.14	08/01/2018
	—	20,000	(3)	9.05	08/26/2025

(1)

As described above in this proxy statement, we anticipate that the net proceeds received from the sale of the Jamul Note will be distributed to shareholders during the summer of 2016. In connection with the dividend, the Compensation Committee intends to consider and make appropriate and equitable adjustments to the Company’s outstanding stock options in accordance with the terms of the 2015 Plan and other applicable plans, the underlying stock option agreements, and applicable tax law.

(2)

Provided that the executives continue to render services to the Company through the applicable vesting date, the options vest as to 25% of the shares on the first anniversary of the grant date and vest as to the remaining shares in 36 equal monthly installments thereafter. The options are subject to the restrictions in the 2015 Plan regarding exercisability prior to August 1, 2018. If the 2015 Plan is not approved by the Company’s shareholders at the Annual Meeting, the foregoing stock option awards will be automatically cancelled and become null and void. The options have a ten-year term from the date of grant. For information about the accelerated vesting provisions that apply to these awards under the employment agreements with the NEOs, please see “Executive Employment Agreements” below.

(3)

These options were granted to Messrs. Berman and Cope in their capacity as non-employee directors following the Merger pursuant to our non-employee director compensation program. Provided that the individual continues to render services to the Company through the applicable vesting date, the options vest in substantially equal installments on each of the first three anniversaries of the grant date. The options are subject to the restrictions in the 2015 Plan regarding exercisability prior to August 1, 2018. If the 2015 Plan is not approved by the Company’s shareholders at the Annual Meeting, the foregoing stock option awards will be automatically cancelled and become null and void. The options have a ten-year term from the date of grant.

Option Exercises and Stock Vested

None of the NEOs exercised options or had stock awards vest in fiscal 2015.

Pension Benefits

None of the NEOs were eligible to participate in a qualified or non-qualified defined benefit pension plan during 2015.

Non-Qualified Deferred Compensation

None of the NEOs were eligible to participate in a non-qualified deferred compensation plan during 2015.

Executive Employment Agreements

On October 1, 2015, Golden entered into at-will employment agreements with each of Messrs. Sartini, Arcana and Flandermeyer, and the parties made certain technical amendments to the agreements on February 9, 2016. Under each employment agreement, in addition to the executive’s annual base salary, the executive is entitled to participate in Golden’s incentive compensation programs applicable to the executive officers. The executive officers are also eligible to participate in all health benefits, insurance programs, pension and retirement plans and other employee benefit and compensation arrangements. Each executive officer is also provided with other benefits as set forth in his employment agreement. In the event of a termination without “cause” or a “constructive termination” (each, a “Qualifying Termination “), each employment agreement provides for the payment of severance to the executive in connection with his termination of employment, as well as continued health benefits, as described below, and acceleration of vesting of the executive’s stock awards. In the event of an executive’s termination of employment by reason of his death or disability, all of his stock awards will vest. The employment agreements also contain customary confidentiality, non-solicitation and non-compete provisions.

Under Mr. Sartini’s employment agreement, Mr. Sartini serves as our President and Chief Executive Officer, with such duties and responsibilities as are commensurate with the position, and reports directly to our Board of Directors. Mr. Sartini’s employment agreement provides for an initial annual base salary of $1,000,000, and Mr. Sartini’s target bonus for purposes of the Company’s annual incentive compensation plan is equal to 100% of his annual base salary. In the event of a Qualifying Termination, Mr. Sartini will be entitled to receive a lump-sum payment equal to the Severance Multiplier (defined below) multiplied by 200% of his annual base salary, as in effect immediately prior to the date of termination, plus continued health benefits at our expense for a period of 18 months, plus a lump-sum cash payment equal to (a) the number of months by which the product of the Severance Multiplier multiplied by 12 exceeds 18, multiplied by (b) his monthly health insurance premium at the date of termination. The “Severance Multiplier” in Mr. Sartini’s employment agreement is three for the first three years of the agreement, two and one-half for the next year of the agreement, and two thereafter, provided that the Severance Multiplier will be three in the event of a Qualifying Termination occurring within 12 months following a “Change in Control” (as defined in the 2015 Plan).

Under Mr. Arcana’s employment agreement, Mr. Arcana serves as our Executive Vice President and Chief Operating Officer, with such duties and responsibilities as are commensurate with the position, and reports directly to our Chief Executive Officer. Mr. Arcana’s employment agreement provides for an initial annual base salary of $510,000, and Mr. Arcana’s target bonus for purposes of our annual incentive compensation plan is equal to 65% of his annual base salary. In the event of a Qualifying Termination, Mr. Arcana will be entitled to receive a lump-sum payment equal to two times 165% of his annual base salary, as in effect immediately prior to the date of termination, plus continued health benefits at the Company’s expense for a period of 18 months, plus a lump-sum cash payment equal to six times his monthly health insurance premium at the date of termination.

Under Mr. Flandermeyer’s employment agreement, Mr. Flandermeyer serves as our Executive Vice President, Chief Financial Officer and Secretary, with such duties and responsibilities as are commensurate with the position, and reports directly to our Chief Executive Officer. Mr. Flandermeyer’s employment agreement provides for an initial annual base salary of $450,000, and Mr. Flandermeyer’s target bonus for purposes of our annual incentive compensation plan is equal to 65% of his annual base salary. In the event of a Qualifying Termination, Mr. Flandermeyer will be entitled to receive continued payment of his annual base salary as in effect immediately prior to the date of termination for a period of two years following his date of termination, plus a lump-sum payment equal to two times 65% of his annual base salary as in effect immediately prior to the date of termination, plus continued health benefits at our expense for a period of 18 months, plus a lump-sum cash payment equal to six times his monthly health insurance premium at the date of termination.

The employment agreements generally define “cause” to include: (1) the executive’s commission of a felony, (2) the executive’s theft or embezzlement of property of Golden or the commission of any similar act involving moral turpitude, (3) the failure of the executive to substantially perform his material duties and responsibilities, which failure (if curable) is not cured within 30 days after the executive’s receipt of written notice from our Board of Directors, (4) the executive’s material violation of a significant company policy, which violation (if curable) is not cured within 30 days after the executive’s receipt of written notice from us and which violation has a material adverse effect on Golden or its subsidiaries or affiliates, (5) the failure of the executive to qualify (or thereafter the disqualification of the executive) under any regulatory or licensing requirement of any jurisdiction or regulatory authority to which the executive may be subject by reason of his position with Golden (unless waived by our Board of Directors or the Compensation Committee in its sole discretion or, in the case of Mr. Sartini’s employment agreement only, unless the failure to qualify is in a jurisdiction that Golden has entered into without Mr. Sartini’s prior consent) or (6) the revocation of a Company gaming license, as a result of any act or omission by the executive, which revocation has an adverse effect on Golden or its subsidiaries or affiliates. The employment agreements generally define “constructive termination” as the occurrence of any of the following events or circumstances: (1) a material adverse change in the executive’s responsibilities, authority, status, position, offices, titles, duties or reporting requirements (including directorships), (2) a reduction in the executive’s base salary or a material adverse change in the executive’s annual compensation or benefits, (3) a requirement to relocate in excess of 50 miles from the executive’s then-current place of employment without the executive’s consent or (4) the breach by Golden of any material provision of the employment agreement or failure to fulfill any other contractual duties owed to the executive.

Separation Arrangements and Consulting Agreements with Messrs. Berman and Cope

In connection with their termination of employment at the time of the Merger, and pursuant to their existing employment agreements, Messrs. Berman and Cope were paid lump sum cash severance payments at the time of the Merger of approximately $1.25 million and $875,500, respectively, plus additional payments of certain insurance benefits in the amounts of $14,848 and $31,321, respectively. The severance amounts equaled their respective base salaries for two years, and bonus or incentive compensation for two years (based upon the average bonus percentage rate for the previous two fiscal years). They also vested in their unvested stock options.

Lyle A. Berman and Timothy J. Cope had prior employment agreements with the Company that ended with the close of the Merger. In addition, on July 31, 2015, Mr. Berman entered into a three-year consulting agreement with Golden that became effective at the close of Merger that pays him $200,000 annually. Mr. Cope entered into a separate short-term consulting agreement with Golden on July 31, 2015 that became effective at the close of the Merger and runs through April 1, 2016. Under the agreement, Mr. Cope will be paid a total of $140,000. Both agreements contain customary non-disclosure requirements. Messrs. Berman and Cope both continue to serve as members of our Board of Directors and receive compensation as non-employee directors under our non-employee director compensation program. Please see “Director Compensation” above.

Risk Assessments

With respect to risk related to compensation matters, the Compensation Committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Executives’ base salaries are fixed in amount and thus do not encourage risk-taking. Bonuses are capped and are tied to overall corporate performance. A portion of compensation provided to our NEOs was in the form of long-term equity incentives that help further align executives’ interests with increasing shareholder value. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking, as the value of the equity awards fluctuate dollar for dollar with our stock price and do not represent significant downward/upward risk and reward.

Compensation Committee Interlocks and Insider Participation

The current members of our Compensation Committee are Messrs. Lipparelli, Miodunski and Sell. There were no relationships among members of the Compensation Committee, members of our Board of Directors or executive officers of Golden who served during the year ended December 31, 2015 that require disclosure under Item 407(e) of Regulation S-K promulgated under the Exchange Act.

Payments Upon Termination or Change-In-Control

The information below describes and quantifies certain compensation that would have been payable to each NEO under the executive employment agreements, plans and arrangements if the NEO's employment had terminated, or a change in control had occurred, on December 31, 2015, given the NEO's compensation and service levels as of such date and, if applicable, based on our closing stock price on that date. These benefits are in addition to benefits available generally to salaried employees upon a termination of employment, such as payment of accrued but unpaid base salary, accrued but unpaid annual bonus, and vacation pay and distributions under our 401(k) plan (assuming the executive participated in the plan). Messrs. Berman and Cope are not included in the following discussion as their employment terminated prior to December 31, 2015. The terms of their separation arrangements with the Company are described above.

	Termination by the Company without Cause or by Executive for Good Reason Following a Change in Control	Termination upon Death or Disability	Termination by the Company without Cause or by Executive for Good Reason

Blake L. Sartini
Cash Severance(1)	$6,000,000	$—	$6,000,000
Health Benefits(2)	95,148	—	95,148
Acceleration of Vesting of Equity Awards(3)	519,200	519,200	519,200
Total	$6,614,348	$519,200	$6,614,348

Stephen A. Arcana
Cash Severance(4)	$1,683,000	$—	$1,683,000
Health Benefits(2)	63,432	—	63,432
Acceleration of Vesting of Equity Awards(3)	259,600	259,600	259,600
Total	$2,006,032	$259,600	$2,006,032

Matthew W. Flandermeyer
Cash Severance(4)	$1,485,000	$—	$1,485,000
Health Benefits(2)	63,432	—	63,432
Acceleration of Vesting of Equity Awards(3)	259,600	259,600	259,600
Total	$1,808,032	$259,600	$1,808,032

(1)

In the event of a Qualifying Termination, Mr. Sartini will be entitled to receive a lump-sum payment equal to the Severance Multiplier multiplied by 200% of his annual base salary, as in effect immediately prior to the date of termination. The “Severance Multiplier” in Mr. Sartini’s employment agreement is three for the first three years of the agreement, two and one-half for the next year of the agreement, and two thereafter, provided that the Severance Multiplier will be three in the event of a Qualifying Termination occurring within 12 months following a “Change in Control” (as defined in the 2015 Plan).

(2)

For Mr. Sartini, represents the value of continued health benefits at the Company’s expense for a period of 18 months following termination, plus a lump-sum cash payment equal to (a) his monthly health insurance premium at the date of termination, multiplied by (b) the amount by which the Severance Multiplier multiplied by 12 exceeds 18. For each of Messrs. Arcana and Flandermeyer, represents the value of continued health benefits at the Company’s expense for a period of 18 months following termination, plus a lump-sum cash payment equal to six times his monthly health insurance premium at the date of termination.

(3)

All of an executive’s stock awards will accelerate in the event of his Qualifying Termination or his termination by reason of death or disability. Represents the value of the acceleration of the outstanding stock options held by each executive, calculated by multiplying the number of stock options that would have vested by the amount by which the closing price of the Company's common stock on December 31, 2015 ($10.23) exceeded the exercise price per share of such options ($9.05).

(4)

In the event of a Qualifying Termination, Mr. Arcana will be entitled to receive a lump-sum payment equal to two times 165% of his annual base salary. In the event of a Qualifying Termination, Mr. Flandermeyer will be entitled to receive continued payment of his annual base salary as in effect immediately prior to the date of termination for a period of two years following his date of termination, plus a lump-sum payment equal to two times 65% of his annual base salary as in effect immediately prior to the date of termination.

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Proposal Two)

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, the Company's shareholders are entitled to vote at the Annual Meeting to provide advisory approval of the compensation of our NEOs as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall total compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Pursuant to the Dodd-Frank Act, the shareholder vote on executive compensation is an advisory vote only, and it is not binding on us or our Board of Directors.

As described more fully in the Compensation Discussion and Analysis section of this Proxy Statement, the Company's executive compensation program is designed to attract and retain superior employees in key positions to enable our Company to succeed in the highly competitive market for talent, while simultaneously aligning actual pay to Company performance and shareholder returns. We intend to provide a competitive target compensation package to our executives, tie a significant portion of pay to performance and utilize programs that align the interests of our executives with those of our shareholders. Our Compensation Committee and our Board of Directors believe that our executive compensation program fulfills these goals and is reasonable, competitive and appropriately aligned with our Company performance and the performance of our executives. We urge shareholders to read the Compensation Discussion and Analysis section of this Proxy Statement, which describes in detail how the Company's executive compensation policies and procedures operate and are intended to operate in the future.

We are asking our shareholders to indicate their support for the advisory approval of the Company's executive compensation as described in this Proxy Statement. Accordingly, we ask that our shareholders vote “FOR” the following resolution:

“RESOLVED, that the Company's shareholders approve, on an advisory basis, the Company's executive compensation as disclosed in the Company's Proxy Statement for the Annual Meeting of Shareholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2015 Summary Compensation Table and the other related tables and disclosure.”

While this advisory vote is non-binding, our Board of Directors values the opinions that shareholders express in their votes and will, as a matter of good corporate practice, take into account the outcome of the vote when considering future compensation decisions.

Shareholder approval, on an advisory basis, of this Proposal Two requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” the advisory approval of the Company's executive compensation as disclosed in this Proxy Statement.

APPROVAL OF GOLDEN ENTERTAINMENT, INC. 2015 INCENTIVE AWARD PLAN

(Proposal Three)

Introduction

The Company is requesting that shareholders approve the adoption of the 2015 Plan. On August 27, 2015, our Board of Directors approved the adoption of the 2015 Plan, subject to shareholder approval at the Annual Meeting.

Between August 27, 2015 and April 1, 2016, the Compensation Committee of our Board of Directors (or its designee) granted to 24 of our employees, including the executive officers of the Company, and to all six of our non-employee directors, an aggregate of 1,855,000 stock options under the 2015 Plan, subject to obtaining shareholder approval of the 2015 Plan. The stock options granted to our employees will vest as to 25% of the shares on the first anniversary of the grant date and as to the remaining shares in 36 equal monthly installments thereafter. The stock options granted to our non-employee directors will vest in substantially equal installments on each of the first three anniversaries of the grant date. All of the options are subject to the restrictions in the 2015 Plan regarding exercisability prior to August 1, 2018. These awards are described in more detail below under “—New Plan Benefits.”

On February 9, 2016, the Compensation Committee established the Annual Incentive Program for 2016 under the 2015 Plan, pursuant to which performance bonuses may be paid under the 2015 Plan to Blake L. Sartini, our Chief Executive Officer and Chairman of the Board, Stephen A. Arcana, our Executive Vice President and Chief Operating Officer, and Matthew W. Flandermeyer, our Executive Vice President and Chief Financial Officer. The target bonuses for each of the executives under the Annual Incentive Program for 2016 are as follows: Mr. Sartini, 100% of base salary ($1,000,000); Mr. Arcana, 65% of base salary ($331,500); and Mr. Flandermeyer, 65% of base salary ($292,500). The payout level for each executive’s annual bonus under the Annual Incentive Program will range between 0% and 167% of target. For 2016, 100% of each NEO’s annual bonus will be determined based on achievement relative to adjusted EBITDA for 2016. The Compensation Committee set threshold, target, enhanced target and maximum performance levels for adjusted EBITDA achievement, with 0% payouts resulting from performance lower than the threshold adjusted EBITDA level established by the Compensation Committee, 100% payouts resulting from performance at the threshold adjusted EBITDA level established by the Compensation Committee, 100% payouts resulting from performance at the target adjusted EBITDA level established by the Compensation Committee, 117% payouts resulting from performance at the enhanced target adjusted EBITDA level established by the Compensation Committee, and 167% payouts resulting from performance at or above the maximum adjusted EBITDA level established by the Compensation Committee. There will be no interpolation between achievement levels. However, if adjusted EBITDA performance for 2016 is between the target and threshold levels of achievement, the Compensation Committee may, in its discretion, reduce an annual incentive award otherwise payable to an NEO from 100% of his target percentage to an amount not less than 50% of his target percentage. Any such reduction may be based on such objective or subjective determinations as the Compensation Committee determines to be appropriate.

A participant must generally remain employed through the date of payment of his or her annual bonus under the Annual Incentive Program in order to remain eligible to receive such bonus. The Annual Incentive Program is not the exclusive means for the Compensation Committee to award incentive compensation to the executives for 2016 and does not limit the Compensation Committee from making additional discretionary incentive awards.

The foregoing option and performance bonus award opportunities under the 2015 Plan (collectively, the “Contingent Awards”) are subject to shareholder approval of the 2015 Plan. If the 2015 Plan is not approved by shareholders, the 2015 Plan will terminate, will no longer be in effect and all Contingent Awards granted to date under the 2015 Plan will be automatically forfeited. The Company may grant further awards to employees (other than executive officers) and consultants under the 2015 Plan prior to the Annual Meeting in the ordinary course of business, which awards will also be Contingent Awards that are subject to shareholder approval of the 2015 Plan.

Overview of Proposed 2015 Plan

Background and Proposed Share Reserve

The Company is seeking approval of the 2015 Plan to supplement its existing 2007 Stock Option and Compensation Plan (the “2007 Plan”) and 1998 Stock Option and Compensation Plan (the “1998 Plan”). The 2007 Plan and the 1998 Plan were the only equity plans maintained by us prior to the Merger. As of the date of the Merger, only 282,635 shares of our common stock remained available for issuance under the 2007 Plan. As a result, these equity plans would be inadequate to provide our employees, non-employee directors and consultants with equity incentives following the Merger.

The 2015 Plan authorizes the issuance of 2,250,000 shares of the Company’s common stock. In addition, the 2015 Plan provides for an annual increase on the first day of each calendar year beginning on January 1, 2016 and ending on and including January 1, 2025 equal to the least of (1) 1,800,000 shares, (2) 4% of the shares outstanding on the last day of the immediately preceding calendar year and (3) such smaller number of shares as may be determined by our Board of Directors in its sole discretion. The first such increase occurred on January 1, 2016 in the amount of 874,709 shares.

As further described below, as of April 1, 2016, there were 1,855,000 shares subject to the Contingent Awards, and a total of 1,269,709 shares remained available for issuance under the 2015 Plan. In the event shareholder approval of the 2015 Plan is not obtained, all of the Contingent Awards will automatically be forfeited and the 2015 Plan will terminate.

Equity Incentive Awards Are Critical to Long-Term Shareholder Value Creation

The Company believes that the adoption of the 2015 Plan is essential to its success. Equity awards are intended to motivate high levels of performance, align the interests of the Company’s employees with those of its shareholders by giving employees the perspective of an owner with an equity stake in the Company and providing a means of recognizing their contributions to the success of the Company. Our Board of Directors and management believe that equity awards are necessary to remain competitive in the Company’s industry and are essential to recruiting and retaining the highly qualified employees who help the Company meet its goals.

The Company’s equity incentive program is broad-based. As of April 1, 2016, 24 of our employees and all six of our non-employee directors had received grants of Contingent Awards under the 2015 Plan, subject to shareholder approval. The Company believes that it must continue to offer a competitive equity compensation plan in order to attract, retain and motivate the industry-leading talent imperative to its continued growth and success.

Outstanding Awards Under Existing Plans

The table below presents information about the 1998 Plan, 2007 Plan and the 2015 Plan, in each case as of April 1, 2016.

Title of Existing Plan	As of April 1, 2016

1998 Plan
Aggregate Share Reserve	2,500,000
Shares Subject to Outstanding Stock Options	12,500
Weighted average exercise price	$12.85
Weighted average remaining term	1.3 years
Shares Remaining Available for Issuance	--
2007 Plan
Aggregate Share Reserve	1,250,000
Shares Subject to Outstanding Stock Options	522,403
Weighted average exercise price	$6.02
Weighted average remaining term	2.3 years
Shares Remaining Available for Issuance	282,635
2015 Plan (Subject to Shareholder Approval)
Aggregate Share Reserve	3,124,709	(1)
Shares Subject to Outstanding Stock Options	1,855,000
Weighted average exercise price	$9.19
Weighted average remaining term	9.5 years
Shares Remaining Available for Issuance	1,269,709

(1)	Includes initial “evergreen” increase to the share reserve of 874,709 shares of our common stock on January 1, 2016, pursuant to the terms of the 2015 Plan.

Background for the Determination of the Share Reserve Under the 2015 Plan

In determining whether to approve the 2015 Plan, including the share reserve under the 2015 Plan, our Board of Directors considered the following:

•

In setting the size of the share reserve under the 2015 Plan, our Board of Directors considered the historical amounts of equity awards granted under the 2007 Plan in the past three years. In 2013, 2014 and 2015, equity awards representing a total of approximately 227,750 shares, 11,000 shares, and 1,695,000 shares, respectively, were granted under our equity incentive plans, for an annual equity burn rate of 1.7%, 0.1% and 7.8%, respectively. This level of equity awards represents a 3-year average burn rate of 4.0% of common shares outstanding. Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year by the number of shares outstanding at the end of the period.

•

The Company expects the share authorization under the 2015 Plan to provide enough shares for awards for the ten year term of the 2015 Plan, assuming the Company continues to grant awards consistent with its current practices and historical usage, as reflected in its historical burn rate, and further dependent on the price of its shares and hiring activity during the next few years, and noting that future circumstances may require the Company to change its current equity grant practices. The Company cannot predict its future equity grant practices, the future price of its shares or future hiring activity with any degree of certainty at this time, and the share reserve under the 2015 Plan could last for a shorter or longer time.

•

In 2012, 2013 and 2014, the end of year overhang rate was 9.1%, 7.9%, and 7.7%, respectively. If the 2015 Plan is approved by shareholders, the Company expects its overhang at the end of 2016 will be approximately 14.9%. Overhang is calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the fiscal year plus shares remaining available for issuance for future awards at the end of the fiscal year by (2) the number of shares outstanding at the end of the fiscal year.

•

The 3,124,709 shares reserved for issuance under the 2015 Plan as of April 1, 2016 represent approximately 14.2% of our outstanding common stock as of April 1, 2016, calculated by dividing (1) 3,124,709 shares by (2) 22,070,809, the number of shares of our common stock outstanding as of April 1, 2016. Such percentage does not include possible future increases to the share reserve under the evergreen provision of the 2015 Plan. Pursuant to the evergreen provision, up to an additional 17,074,709 shares may become available for issuance under the 2015 Plan during its ten-year term. These 17,074,709 shares represent approximately 77.4% of our outstanding common stock as of April 1, 2016.

•

The total aggregate equity value of the 3,124,709 shares reserved under the 2015 Plan as of April 1, 2016, based on the closing price of our common stock on such date ($10.76), is $33,621,869. Such value does not include possible future increases to the share reserve under the evergreen provision of the 2015 Plan. Pursuant to the evergreen provision, up to an additional 16,200,000 shares may become available for issuance under the 2015 Plan during its remaining term. These 16,200,000 shares have a total aggregate equity value of $174,312,000, based on the closing price of our common stock on April 1, 2016 ($10.76).

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to the Company’s ability to continue to attract and retain employees in the extremely competitive labor markets in which the Company competes, our Board of Directors has determined that the size of the share reserve under the 2015 Plan is reasonable and appropriate at this time. Our Board of Directors will not create a subcommittee to evaluate the risk and benefits for issuing shares under the 2015 Plan.

Other Key Features of the 2015 Plan

The Company depends on the performance and commitment of its employees to succeed. The use of equity-based long-term incentives assists the Company in attracting, retaining, motivating and rewarding talented employees. Providing equity grants creates long-term participation in the Company and aligns the interests of its employees with the interests of its shareholders. The use of equity awards as compensation also allows the Company to conserve cash resources for other important purposes.

The 2015 Plan reflects a broad range of compensation and governance best practices, with some of the key features of the 2015 Plan as follows:

•

No Increase to Shares Available for Issuance without Shareholder Approval. Without shareholder approval, the 2015 Plan prohibits any alteration or amendment that operates to increase the total number of shares of common stock that may be issued under the 2015 Plan (other than adjustments in connection with certain corporate reorganizations and other events).

•	No Single-Trigger Vesting of Awards. The 2015 Plan does not have single-trigger accelerated vesting provisions for changes in control.

•

No Repricing of Awards. Awards may not be repriced, replaced or regranted through cancellation or modification without shareholder approval if the effect would be to reduce the exercise price for the shares under the award.

•	Limitations on Dividend Payments on Performance Awards. Dividends and dividend equivalents may not be paid on awards subject to performance vesting conditions unless and until such conditions are met.

•

Reasonable Share Counting Provisions. In general, when awards granted under the 2015 Plan are forfeited, expire or are settled in cash, the shares reserved for those awards will be returned to the share reserve and be available for future awards in an amount corresponding to the reduction in the share reserve previously made with respect to such award. However, the following shares will not be returned to the share reserve under the 2015 Plan: shares of common stock that are delivered by the grantee or withheld by the Company as payment of the exercise price in connection with the exercise of an option or a stock appreciation right (a “SAR”) or payment of the tax withholding obligation in connection with any award; shares purchased on the open market with the cash proceeds from the exercise of options or SARs; and shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on its exercise.

•

Limitations on Grants. The maximum aggregate number of shares of the Company’s common stock that may be subject to one or more awards granted to any participant pursuant to the 2015 Plan during any calendar year cannot exceed 2,000,000. However, this number may be adjusted to take into account equity restructurings and certain other corporate transactions as described below. In addition, the maximum aggregate amount of cash that may be paid in cash to any one person during any calendar year with respect to one or more awards initially payable in cash shall be $10,000,000.

•

Limitations on Director Grants. The sum of any cash compensation and other compensation, and the value of awards granted to a non-employee director as compensation for services as a non-employee director during any calendar year cannot exceed $500,000, increased to $800,000 in the calendar year of his or her initial service as a non-employee director.

•

No In-the-Money Option or Stock Appreciation Right Grants. The 2015 Plan prohibits the grant of options or SARs with an exercise or base price less than 100% of the fair market value of the Company’s common stock on the date of grant.

•

Section 162(m) Qualification. The 2015 Plan is designed to allow awards made under the 2015 Plan, including equity awards and incentive cash bonuses, to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Awards granted under the 2015 Plan will be treated as qualified performance-based compensation under Section 162(m) of the Code only if the awards and the procedures associated with them comply with all requirements of Section 162(m) of the Code.

•

Independent Administration. The Compensation Committee of our Board of Directors, which consists of two or more non-employee directors, generally will administer the 2015 Plan. The Compensation Committee may delegate certain of its duties and authorities to one or more directors or officers for awards to certain individuals, within specific guidelines and limitations. However, no delegation of authority is permitted with respect to awards made to individuals who (1) are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (2) are “covered employees” within the meaning of Section 162(m) of the Code, or (3) have been delegated authority to grant, amend or administer awards under the 2015 Plan.

Shareholder Approval Requirement

Shareholder approval of the 2015 Plan is necessary in order for the Company to (1) meet the shareholder approval requirements of NASDAQ, (2) take tax deductions for certain compensation resulting from awards granted in order to qualify them as performance-based compensation under Section 162(m) of the Code, including the performance bonus awards granted as Contingent Awards, and (3) grant stock options that qualify as incentive stock options (“ISOs”), as defined under Section 422 of the Code.

Specifically, approval of the 2015 Plan will constitute approval of the performance criteria set forth in the Plan pursuant to the stockholder approval requirements of Section 162(m) of the Code, which will enable (but not require) us to award performance-based compensation within the meaning of Section 162(m) through our 2021 annual meeting of shareholders, including the performance bonus awards granted as Contingent Awards, preserving the deductibility of these awards for federal income tax purposes. In addition, approval of the 2015 Plan will constitute approval pursuant to the stockholder approval requirements of Section 422 of the Code relating to ISOs.

Summary of the 2015 Plan

The summary of the 2015 Plan provided below is qualified by reference to the full text of the 2015 Plan, which is attached as Annex A to this Proxy Statement.

Purpose

The purpose of the 2015 Plan is to promote our success and enhance our value by linking the individual interests of the members of our Board of Directors and our employees and consultants to those of our shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns for our shareholders. The 2015 Plan is further intended to provide us flexibility in our ability to motivate, attract, and retain the services of members of our Board of Directors, our employees and our consultants upon whose judgment, interest, and special effort the successful conduct of our operation is largely dependent.

Administration

The 2015 Plan will be administered by the Compensation Committee of our Board of Directors, which may delegate its duties and responsibilities to subcommittees of our directors and/or officers for awards to certain non-executive employees, subject to certain limitations that may be imposed under applicable law or regulation, including Section 162(m) of the Code, Section 16 of the Exchange Act, and/or stock exchange rules, as applicable. Our full Board of Directors will administer the 2015 Plan with respect to awards to members of our Board of Directors. Our Compensation Committee, or our Board of Directors, as applicable, is referred to as the “plan administrator” of the 2015 Plan. The plan administrator will have the authority to grant and set the terms of all awards under, make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the 2015 Plan, subject to its express terms and conditions.

Eligibility

Our employees, consultants and directors and those of our subsidiaries are eligible to receive awards under the 2015 Plan. As of April 1, 2016, we had approximately 2,687 employees, six non-employee directors and a limited number of outside consultants who were eligible to participate in the 2015 Plan.

Limitation on Awards and Shares Available

A total of 2,250,000 shares of our common stock were initially reserved for issuance under the 2015 Plan. In addition, the 2015 Plan provides for an annual increase on the first day of each calendar year beginning on January 1, 2016 and ending on and including January 1, 2025 equal to the least of (1) 1,800,000 shares, (2) 4% of the shares outstanding on the last day of the immediately preceding calendar year and (3) such smaller number of shares as may be determined by our Board of Directors in its sole discretion. The first such increase occurred on January 1, 2016 in the amount of 874,709 shares. The closing price of our common stock on the Nasdaq Stock Market on April 25, 2016 was $11.99 per share.

If an award under the 2015 Plan is forfeited, expires or is settled for cash, any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the 2015 Plan. However, the following shares may not be used again for grant under the 2015 Plan: (1) shares tendered by a participant or withheld by us in payment of the exercise price of an option; (2) shares tendered by a participant or withheld by us to satisfy any tax withholding obligation with respect to an award; (3) shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on its exercise; and (4) shares purchased on the open market with the cash proceeds from the exercise of options. Any shares forfeited by a participant or repurchased by us at the same price paid by the participant so that shares are returned to us may also be used again for grant under the 2015 Plan.

Awards granted under the 2015 Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the 2015 Plan. The maximum number of shares of our common stock that may be subject to one or more awards granted to any one person pursuant to the 2015 Plan during any calendar year is 2,000,000 and the maximum amount that may be paid under a cash award pursuant to the Plan to any one participant during any calendar year period is $10,000,000. The maximum number of shares that may be issued under the 2015 Plan upon the exercise of ISOs is 20,250,000.

All of the foregoing share numbers may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Adjustments.”

Awards

The 2015 Plan provides for the grant of stock options, including ISOs and nonqualified stock options (“NSOs”), restricted stock, dividend equivalents, stock payments, restricted stock units (“RSUs”), performance shares, other incentive awards, SARs, and performance bonus awards. Certain awards under the 2015 Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All non-cash awards under the 2015 Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.

•

Stock options, including ISOs, as defined under Section 422 of the Code, and nonqualified stock options, may be granted pursuant to the 2015 Plan. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant shareholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant shareholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions. Notwithstanding any provision of the 2015 Plan to the contrary, in no event will any stock option be exercised prior to the earlier of (1) August 1, 2018, or (2) immediately prior to the consummation of a change in control under the 2015 Plan which results in an “ownership change” as defined in Section 382 of the Code.

•

SARs may be granted pursuant to the 2015 Plan. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions. Notwithstanding any provision of 2015 Plan to the contrary, in no event will any SAR be exercised prior to the earlier of (1) August 1, 2018, or (2) immediately prior to the consummation of a change in control under the 2015 Plan which results in an “ownership change” as defined in Section 382 of the Code.

•

Restricted stock, RSUs and performance shares may be granted pursuant to the 2015 Plan. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. Performance shares are contractual rights to receive a range of shares of our common stock or the fair market value of such number of shares in cash in the future based on the attainment of specified performance goals, in addition to other conditions which may apply to these awards. Conditions applicable to restricted stock, RSUs and performance shares may be based on continuing service, the attainment of performance goals and/or such other conditions as the plan administrator may determine. In addition, with respect to a share of restricted stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of restricted stock vests.

•

Dividend equivalents may be granted pursuant to the 2015 Plan, except that no dividend equivalents may be payable with respect to options or stock appreciation rights pursuant to the 2015 Plan. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator. Dividend equivalents may not be paid on performance awards granted under the 2015 Plan unless and until such performance awards have vested.

•

Stock payments and other incentive awards may be granted pursuant to the 2015 Plan. Stock payments are awards of fully vested shares of our common stock that may, but need not, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. Other incentive awards are awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of our common stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met.

•

Performance bonus awards may also be granted pursuant to the 2015 Plan. Performance bonus awards include any of the foregoing awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals. The plan administrator will determine whether performance bonus awards are intended to constitute QPBC within the meaning of Section 162(m) of the Code, in which case the applicable performance criteria will be selected from the list below in accordance with the requirements of Section 162(m) of the Code.

Performance-based compensation under Section 162(m). Section 162(m) of the Code imposes a $1,000,000 cap on the compensation deduction that a public company may take in respect of compensation paid to its “covered employees” (which should include its chief executive officer and its next three most highly compensated employees other than its chief financial officer), but excludes from the calculation of amounts subject to this limitation any amounts that constitute QPBC. QPBC performance criteria may be used with respect to performance awards that are not intended to constitute QPBC. In addition, the Company may issue awards that are not intended to constitute QPBC even if such awards might be non-deductible as a result of Section 162(m) of the Code.

In order to constitute QPBC under Section 162(m) of the Code, in addition to certain other requirements, the relevant amounts must be payable only upon the attainment of pre-established, objective performance goals set by our Compensation Committee and linked to shareholder-approved performance criteria. For purposes of the 2015 Plan, one or more of the following performance criteria will be used in setting performance goals applicable to QPBC, and may be used in setting performance goals applicable to other performance awards: (1) net earnings or adjusted net earnings (in each case, either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization, and (E) non-cash equity-based compensation expense); (2) gross or net sales or revenue or sales or revenue growth; (3) net income (either before or after taxes); (4) adjusted net income; (5) operating earnings or profit (either before or after taxes); (6) cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital); (7) return on assets; (8) return on net assets; (9) return on capital or return on invested capital; (10) return on shareholders’ equity; (11) shareholder return; (12) return on sales; (13) gross or net profit or operating margin; (14) costs, reductions in costs and cost control measures; (15) productivity; (16) expenses; (17) margins; (18) working capital; (19) earnings or loss per share; (20) adjusted earnings or loss per share; (21) price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (22) implementation or completion of critical projects; (23) market share; (24) debt levels or reduction; (25) comparisons with other stock market indices; (26) financing and other capital raising transactions; (27) acquisition activity; (28) economic value-added; (29) customer satisfaction, (30) earnings as a multiple of interest expense; and (31) total capital invested in assets, any of which may be measured either in absolute terms for us or any of our operating units or as compared to any incremental increase or decrease, or on a relative basis, or as compared to results of a peer group or to market performance indicators or indices.

The achievement of each performance goal will be determined in accordance with applicable accounting standards. At the time of grant, our Compensation Committee may provide that objectively determinable adjustments will be made for purposes of determining the achievement of one or more of the performance goals established for an award. Such adjustments may include: (i) items related to a change in applicable accounting standards; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by us during the performance period; (vii) items related to the sale or disposition of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii)  items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of our core, on-going business activities; (xiv) items relating to changes in tax laws; (xv) items relating to asset impairment charges; (xvi) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xvii) items relating to any other unusual or nonrecurring events or changes in applicable law, applicable accounting standards or business conditions. For all awards intended to qualify as QPBC, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

Director Compensation

During the term of the 2015 Plan, our Board of Directors may establish compensation for non-employee directors from time to time, subject to the limitations in the 2015 Plan. The current director compensation program is described above under “Director Compensation.” Our Board of Directors will from time to time determine the terms, conditions and amounts of all such non-employee director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, which adjustments may be undertaken without shareholder approval. Notwithstanding the foregoing, pursuant to the terms of the 2015 Plan, the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with FASB ASC 718, or any successor thereto) of awards granted to a non-employee director as compensation for services as a non-employee director during any calendar year may not exceed $500,000, increased to $800,000 in the calendar year of his or her initial service as a non-employee director.

Adjustments

The plan administrator has broad discretion to take action under the 2015 Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations, distributions (other than normal cash dividends) and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our shareholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2015 Plan and outstanding awards. In the event of a change in control of the Company (as defined in the 2015 Plan), to the extent that the surviving entity declines to continue, convert, assume or replace outstanding awards, then all such awards will become fully vested and exercisable in connection with the transaction. Upon or in anticipation of a change in control, the plan administrator may cause any outstanding awards to terminate at a specified time in the future and give the participant the right to exercise such awards during a period of time determined by the plan administrator in its sole discretion. Individual award agreements may provide for additional accelerated vesting and payment provisions.

In December 2015, we sold our $60.0 million Jamul Note from the Jamul Tribe to a subsidiary of Penn National for $24.0 million in cash. Under the terms of the January 2015 Merger Agreement with Sartini Gaming and subject to applicable law, the proceeds received from the sale of the Jamul Note, net of related costs, will be distributed in a cash dividend to our shareholders that hold shares as of the record date for such dividend (other than shareholders that have waived their right to receive such dividend). Under the terms of the Merger Agreement, Sartini Gaming’s former sole shareholder, for itself and any related party transferees of its shares (which total approximately 8.0 million shares in the aggregate), waived their right to receive such dividend with respect to their shares, except for a potential tax distribution, if any, unless their shares are sold to an unaffiliated third party prior to the record date for any such dividend. Also in connection with the Merger, holders of an additional approximately 0.5 million shares waived their right to receive such dividend, unless such shares are sold to an unaffiliated third party prior to the record date for any such dividend. We anticipate that the net proceeds received from the sale of the Jamul Note will be distributed to shareholders during the summer of 2016. The record date for such dividend will follow the Board of Directors’ declaration of any such dividend and will be announced at such time. In connection with the dividend, the Compensation Committee intends to consider and make appropriate and equitable adjustments to the Company’s outstanding stock options in accordance with the terms of the 2015 Plan and other applicable plans, the underlying stock option agreements, and applicable tax law.

Claw-Back Provisions, Transferability, and Participant Payments

All awards will be subject to the provisions of any claw-back policy implemented by the Company to the extent set forth in such claw-back policy and/or in the applicable award agreement. Other than by will or the laws of descent and distribution, awards under the 2015 Plan are generally non-transferable, and are exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2015 Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.

Amendment and Termination; Repricing Without Shareholder Approval Prohibited

Our Board of Directors may amend or terminate the 2015 Plan at any time; however, except in connection with certain changes in our capital structure, shareholder approval will be required for any amendment that increases the number of shares available under the 2015 Plan or the individual award limits under the 2015 Plan, “reprices” any stock option or SAR, or cancels any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares. The 2015 Plan will expire on the tenth anniversary of the date on which the 2015 Plan was adopted by our Board of Directors, or July 26, 2025, and in no event may any award be granted under the 2015 Plan after that date.

Federal Income Tax Consequences

The following is a summary of the general federal income tax consequences to U.S. taxpayers and us of awards granted to U.S. taxpayers under the 2015 Plan. Tax consequences for any particular individual may be different.

If an optionee is granted a nonqualified stock option under the 2015 Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of a share of our common stock at such time, less the exercise price paid. The optionee's basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock at the time the optionee exercises such option. Any subsequent gain or loss will be taxable as a capital gain or loss. We or our subsidiaries generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

A participant receiving ISOs will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of our common stock received over the exercise or base price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value at the time of sale and the exercise or base price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the tax consequences described for nonqualified stock options will apply.

The current federal income tax consequences of other awards authorized under the 2015 Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); restricted stock units, share-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment based on the fair market value of the award at such time. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards under the 2015 Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. QPBC is disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock awards will generally qualify as performance-based compensation if (1) the award is granted by a compensation committee composed solely of two or more “outside directors,” (2) the plan contains a per-employee limitation on the number of awards which may be granted during a specified period, (3) the material terms of the plan are disclosed to and approved by the shareholders, (4) for stock options and SARs, the amount of compensation an employee could receive is based solely on an increase in the value of the stock after the date of the grant (which requires that the exercise price of the option is not less than the fair market value of the stock on the date of grant), and for awards other than options and SARs, established performance criteria that must be met before the award actually will vest or be paid, and (5) in the case of awards other than stock options and SARs, the compensation committee has certified that the performance goals have been met prior to payment.

The 2015 Plan is designed to permit our Compensation Committee to grant awards which may qualify as QPBC under Section 162(m); however, awards granted under the 2015 Plan will only be treated as QPBC under Section 162(m) if the awards and the procedures associated with them comply with all other requirements of Section 162(m). As one of the factors in its decisions regarding grants under and administration of the 2015 Plan, the Compensation Committee will consider the anticipated effects of Section 162(m). These effects will depend upon a number of factors, including not only whether the grants qualify for the performance exception, but also the timing of executives’ vesting in or exercise of previously granted equity awards and receipt of other compensation. Furthermore, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee’s control may also affect the deductibility of compensation. For these and other reasons, the Compensation Committee may make grants that do not qualify for the performance exception and our tax deductions for those grants may be limited or eliminated as a result of the application of Section 162(m).

New Plan Benefits

The following table sets forth as of April 1, 2016 information pertaining to the Contingent Awards granted under the 2015 Plan, subject to shareholder approval. In the event shareholder approval of the 2015 Plan is not obtained, all of these awards will be automatically forfeited.

		Value of Contingent Performance Bonus Cash Awards ($)(1)(2)
Name or Group	Number of Shares Underlying Contingent Options Granted (#)	Threshold	Target	Maximum
Blake L. Sartini, President, Chief Executive Officer and Chairman of the Board of Directors	440,000	1,000,000	1,000,000	1,670,000
Stephen A. Arcana, Executive Vice President and Chief Operating Officer	220,000	331,500	331,500	553,605
Matthew W. Flandermeyer, Executive Vice President, Chief Financial Officer and Secretary	220,000	292,500	292,500	488,475
Lyle A. Berman, former Chief Executive Officer and Chairman of the Board of Directors, and current member of the Board of Directors	20,000	—	—	—
Timothy J. Cope, former President, Chief Financial Officer and Treasurer, and current member of the Board of Directors	20,000	—	—	—
All Current Executive Officers as a Group (3 persons)	880,000	1,624,000	1,624,000	2,712,080
All Current Non-Employee Directors as a Group (6 persons)	120,000	—	—	—
All Current Non-Executive Officer Employees as a Group (21 persons)	855,000	—	—	—

(1)

If adjusted EBITDA performance for 2016 is between the threshold and target levels of achievement, the Compensation Committee may, in its discretion, reduce an annual incentive award otherwise payable to an NEO from 100% of target percentage (as shown in the table above) to an amount not less than 50% of his target percentage. If such awards are reduced by the maximum amount at the discretion of the Compensation Committee, the values of such Contingent Performance Bonus Cash Awards would be: for Mr. Sartini, $500,000; for Mr. Arcana, $165,750; and for Mr. Flandermeyer, $146,250.

(2)

The annual bonus opportunities were established pursuant the Annual Incentive Program under the 2015 Plan (and subject to shareholder approval of the 2015 Plan) with the intent that such opportunities for certain of the executives may qualify as performance-based compensation under Section 162(m) of the Code (provided the awards also satisfy all of the other requirements for such qualification, which result cannot be assured). In the event the 2015 Plan is not approved by shareholders, these bonuses will not be awarded pursuant to the Annual Incentive Program. The Annual Incentive Program is not the exclusive means for the Compensation Committee to award incentive compensation to the executives for 2016 and does not limit the Compensation Committee from making additional discretionary incentive awards, whether or not shareholder approval of the 2015 Plan is obtained.

Our non-employee directors are eligible to receive automatic equity awards under our director compensation program, as described under the heading “Director Compensation” above.

All other future awards under the 2015 Plan are within the discretion of the plan administrator and the benefits of such awards are, therefore, not determinable. The plan administrator may grant further awards to employees (other than executive officers) and consultants under the 2015 Plan prior to the Annual Meeting in the ordinary course of business. The plan administrator also may grant further awards to employees (including executive officers) and consultants under the 2015 Plan following approval of the 2015 Plan at the Annual Meeting.

Shareholder approval of this Proposal Three requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” the approval of the
Golden Entertainment, Inc. 2015 Incentive Award Plan.

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal Four)

Our Board of Directors and management are committed to the quality, integrity and transparency of our financial reports. Independent registered public accounting firms play an important part in our system of financial control. In accordance with the duties set forth in its written charter, the Audit Committee of our Board of Directors has appointed Piercy Bowler Taylor & Kern, Certified Public Accountants, referred to herein as PBTK, as our independent registered public accounting firm for the year ended December 31, 2016. Shareholders are not required to ratify the appointment of PBTK as Golden’s independent registered public accounting firm. However, our Board of Directors is submitting the appointment of PBTK for shareholder ratification at the Annual Meeting as a matter of good corporate practice. Representatives of PBTK are expected to be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions.

If the shareholders do not ratify the appointment of PBTK, the Audit Committee may reconsider PBTK’s appointment, but is not required to do so. Even if the shareholders ratify the appointment of PBTK at the Annual Meeting, the Audit Committee, in its sole discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year without notice to, or the consent of, the shareholders, if they determine that such a change would be in our best interests and the best interests of our shareholders.

Shareholder approval of this Proposal Four requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of our independent registered public accounting firm for the year ended December 31, 2016.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit and Non-Audit Fees

The following table summarizes the aggregate fees for professional audit and other services rendered by PBTK during the years ended December 31, 2015 and 2014.

	2015	2014
Audit Fees(1)	$462,217	$296,006
Audit-Related Fees(2)	52,183	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$514,400	$296,006

(1)

Audit fees consist of fees billed for quarterly reviews and the annual audit of our consolidated financial statements, including annual audit and attestation services required by the State of Maryland. This amount also includes the issuance of consents and review of documents filed with the SEC.

(2)	Audit-related fees consist of fees billed for internal control compliance, statutory audit matters and other agreed upon procedures.

The Audit Committee has reviewed the fees billed by PBTK during the year ended December 31, 2015 and, after consideration, has determined that the receipt of these fees by PBTK is compatible with the provision of independent audit services. The Audit Committee discussed these services and fees with PBTK and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC, including those designed to implement the Sarbanes-Oxley Act of 2002, as well as by the Public Company Accounting Oversight Board.

Pre-Approval of Audit and Non-Audit Services

As provided in the charter of the Audit Committee, and in order to maintain control and oversight over the services provided by our independent registered public accounting firm, it is the policy of the Audit Committee to pre-approve all audit and non-audit services to be provided by the independent registered public accounting firm (other than with respect to de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002), and not to engage the independent registered public accounting firm to provide any non-audit services prohibited by law or regulation. For administrative convenience, the Audit Committee has delegated pre-approval authority for certain matters to the Chair of the Audit Committee, but any decision by the Chair on pre-approval must be reported to the full Audit Committee at its next regularly scheduled meeting. During the years ended December 31, 2015 and 2014, all services were pre-approved in accordance with these procedures.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised solely of independent directors, as defined by the NASDAQ Stock Market listing standards, and operates pursuant to a written charter adopted by the Board of Directors. The Audit Committee is responsible for providing independent, objective oversight of the company’s accounting functions and internal controls. In connection with these responsibilities, the Audit Committee has reviewed the audited consolidated financial statements of Golden Entertainment, Inc. for the year ended December 31, 2015 and discussed them with management and Piercy Bowler Taylor & Kern, Certified Public Accountants, Golden’s independent registered public accounting firm. Specifically, the Audit Committee has discussed with Piercy Bowler Taylor & Kern, Certified Public Accountants, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received and reviewed the written disclosures and the letter from Piercy Bowler Taylor & Kern, Certified Public Accountants, required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Piercy Bowler Taylor & Kern, Certified Public Accountants, its independence from Golden.

The Audit Committee, based on the review and discussions described above, recommended to the Board of Directors that the audited consolidated financial statements of Golden Entertainment, Inc. be included in its Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission.

This report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing of Golden Entertainment, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent Golden specifically incorporates it by reference into such other filings.

AUDIT COMMITTEE

Mark A. Lipparelli (Chair)
Neil I. Sell
Terrence L. Wright

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

Policy

The Audit Committee is responsible for reviewing and approving any related party and affiliated party transactions to be entered into by the Company or any of its subsidiaries, as provided in the Audit Committee Charter adopted by the Board of Directors of Golden on February 9, 2016. Pursuant to the Audit Committee Charter, the Audit Committee also reviews and considers any related party and affiliated party transactions that were subject to binding agreements with the Company or any of its subsidiaries existing at the time the counterparty became a related party or affiliated party of the Company, and reviews and approves any subsequent amendments, renewals or extensions of any such agreements. The rules of The NASDAQ Stock Market provide that all related party transactions must be reviewed for conflicts of interest by the Audit Committee. In addition, the Audit Committee (on behalf of the Board) must review and approve any contract or other transaction between Golden and one or more directors of Golden, or between Golden and an organization in or of which one or more directors of Golden are directors, officers, or legal representatives or have a material financial interest within the meaning of Minnesota Statutes, Section 302A.255. Related party and affiliated party transactions include any proposed transaction in which (i) the amount involved exceeds $120,000, (ii) Golden is to be a participant (within the meaning of Regulation S-K, Item 404(a)), and (iii) a related person (as defined in Regulation S-K, Item 404(a)) has or will have a direct or indirect material interest (within the meaning of Regulation S-K, Item 404(a)). Terms of director and officer compensation that are disclosed in proxy statements or that are approved by the Compensation Committee and are not required to be disclosed in our proxy statements, and transactions where all holders of Golden common stock receive the same benefit on a pro rata basis, are not subject to review under the policy and procedures.

Procedure

In addition to our Audit Committee (or Board of Directors) complying with the requirements of Minnesota Statutes, Section 302A.255 with respect to any proposed transaction with a potential director’s conflict of interest, all proposed transactions covered by the policy must be approved in advance by a majority of the members of the Audit Committee. If a proposed transaction covered by the policy involves a member of the Audit Committee, such member may not participate in the Audit Committee’s deliberations concerning, or vote on, such proposed transaction. In reviewing and considering or approving or disapproving related party transactions and affiliated party transactions, the Audit Committee reviews the material facts of the specified transactions, taking into account, among other factors that it deems appropriate, the relationships of the related parties to Golden, the extent of the related person’s interest in the transaction, and whether the transaction is in the best interests of Golden.

Related Party Transactions

As of December 31, 2015, we leased our office headquarters building and one tavern location from a company 33% beneficially owned by Blake L. Sartini and 3% beneficially owned by Stephen A. Arcana, and leased three of our tavern locations from companies owned or controlled by Mr. Sartini or by a trust for the benefit of Mr. Sartini’s immediate family members for which Mr. Sartini serves as trustee. In addition, as of December 31, 2015, we leased a further tavern location from a company 65% beneficially owned by Mr. Sartini and 5% beneficially owned by Mr. Arcana, which company divested its interest in such tavern location in January 2016. The lease for our office headquarters building expires on July 31, 2025, and the leases for the tavern locations have remaining terms ranging from one to 14 years. Rent expense for the period from August 1, 2015 to December 31, 2015 was $0.5 million for the office headquarters building and $0.6 million in the aggregate for such tavern locations. Additionally, a portion of the office headquarters building is sublet to a company owned or controlled by Mr. Sartini. Rental income for the period from August 1, 2015 to December 31, 2015 for the sublet portion of the office headquarters building was less than $0.1 million. No amounts were owed to us or due and payable by us as of December 31, 2015 under the leases of such tavern locations or the lease or sublease of the office headquarters building. Mr. Sartini serves as our Chairman of the Board, President and Chief Executive Officer and is co-trustee of the Sartini Trust, which is a significant shareholder of Golden. Mr. Arcana serves as our Executive Vice President and Chief Operating Officer. All of the lease agreements were in place prior to the consummation of the Merger.

Mr. Sartini’s son, Blake L. Sartini, II (“Mr. Sartini II”), joined Golden as Senior Vice President of Distributed Gaming in connection with the Merger. Mr. Sartini II has an employment agreement that was approved by both the Audit Committee and Compensation Committee of our Board of Directors and provides for an annual base salary of $275,000, of which approximately $113,000 was earned for the period from August 1, 2015 to December 31, 2015. Additionally, Mr. Sartini II received commissions or discretionary bonuses of approximately $10,000 in 2015 and, commencing in 2016, will be eligible for a target annual bonus equal to 35% of his base salary. Mr. Sartini II also participates in our equity award and benefit programs, and in August 2015, Mr. Sartini II received a grant of 110,000 options to purchase our common stock at $9.05 per share. Such options will vest over a four-year period, but pursuant to the 2015 Incentive Award Plan, such options may not be exercised prior to August 1, 2018 except in limited circumstances.

Three of the distributed gaming locations at which our gaming devices are located are owned in part by the spouse of Matthew W. Flandermeyer, who serves as our Executive Vice President, Chief Financial Officer and Secretary. Net revenues and gaming expenses recorded by us from the use of our gaming devices at these three locations were $0.54 million and $0.46 million, respectively, for the period from August 1, 2015 to December 31, 2015. The gaming expenses recorded by us represent amounts retained by the counterparty (with respect to the two locations that are subject to participation agreements) or paid to the counterparty (with respect to the location that is subject to a revenue share agreement) from the operation of the gaming devices. No amounts were owed to us and less than $0.1 million was due and payable by us related to these arrangements as of December 31, 2015. All of the agreements expire on July 31, 2019 and were in place prior to the consummation of the Merger.

Additionally, a fourth distributed gaming location at which our gaming devices are located was owned in part by Terrence L. Wright, who serves on our Board of Directors, who divested his interest in such distributed gaming location in March 2016. Net revenues and gaming expenses recorded by us from the use of our gaming devices at this location were $0.31 million and $0.25 million, respectively, for the period from August 1, 2015 to December 31, 2015. The gaming expenses recorded by us represent amounts retained by the counterparty with respect to this location from the operation of the gaming devices pursuant to a participation agreement with Golden. No amounts were owed to us or due and payable by us related to this arrangement as of December 31, 2015. The agreement was in place prior to the consummation of the Merger.

PROPOSALS OF SHAREHOLDERS

Shareholder Proposals for Inclusion in Golden’s 2017 Proxy Statement. Shareholders of Golden may submit proposals on matters appropriate for shareholder action at meetings of our shareholders in accordance with Rule 14a-8 promulgated under the Exchange Act. To be eligible to include a shareholder proposal in our proxy statement for the 2017 annual meeting of shareholders, proposals must satisfy the conditions established by the SEC for shareholder proposals to be included in a proxy statement and must be received by Golden on or before January 6, 2017 (being the 120th day prior to the anniversary of the mailing date of the proxy statement for our Annual Meeting), unless the date of the 2017 annual meeting of shareholders is changed by more than 30 days from the anniversary of our Annual Meeting, in which case the deadline will be as set forth in Rule 14a-8. Such proposals must be delivered to Golden Entertainment, Inc., Attention: Secretary, 6595 S. Jones Boulevard, Las Vegas, Nevada 89118.

Shareholder Proposals for Presentation at Golden’s 2017 Annual Meeting. If a shareholder wishes to present a proposal at our 2017 annual meeting of shareholders without including the proposal in our proxy statement relating to that meeting, our Fifth Amended and Restated Bylaws provide that the shareholder must (1) be a beneficial owner both at the time of the proposal and at the time of the meeting, (2) provide timely notice of the proposal in writing and (3) otherwise comply with all applicable requirements of our Fifth Amended and Restated Bylaws and of the Exchange Act. To be timely, such shareholder’s notice must be received by Golden no later than March 15, 2017 (being the 90th day prior to the anniversary of our Annual Meeting). However, if the date of the 2017 annual meeting is advanced or delayed by more than 30 days from the anniversary of the Annual Meeting, notice by the shareholder must be received no later than the later of (1) the 90th day prior to the 2017 annual meeting or (2) the 10th day following the day on which public disclosure of the date of the 2017 annual meeting was first made. Such proposals must be delivered to Golden Entertainment, Inc., Attention: Secretary, 6595 S. Jones Boulevard, Las Vegas, Nevada 89118. To be eligible for consideration at the 2017 annual meeting of shareholders, a proposal must comply with the timely notice, content and other requirements specified in our Bylaws. Also, if the shareholder fails to give timely and proper notice, the proxy card will confer discretionary authority on the individuals named as proxies to vote the shares represented by the proxies in accordance with their best judgment.

OTHER MATTERS

 Delivery of Proxy Materials to Households

SEC rules allow companies, brokers, banks or other intermediaries to deliver a single copy of an annual report, proxy statement or notice of internet availability of proxy materials to any household at which two or more shareholders reside. We believe this rule benefits everyone. It eliminates duplicate mailings that shareholders living at the same address receive, and it reduces our printing and mailing costs.

Shareholders sharing an address who have been previously notified by their broker, bank or other intermediary, and have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only one copy of our annual report, proxy statement and any notice of internet availability of proxy materials. If you would like to opt out of or into this practice for future mailings, and receive separate or multiple annual reports, proxy statements and notices of internet availability of proxy materials for shareholders sharing the same address, please contact your broker, bank or other intermediary.

You may also obtain a separate annual report, proxy statement or any notice of internet availability of proxy materials without charge by sending a written request to Golden Entertainment, Inc., 6595 S. Jones Boulevard, Las Vegas, Nevada 89118, Attn: Investor Relations, or by calling us at (702) 893-7777. We will promptly send additional copies of the annual report or proxy statement or any notice of internet availability of proxy materials upon receipt of such request. Shareholders sharing an address who now receive multiple copies of our annual report, proxy statement and any notice of internet availability of proxy materials may request delivery of a single copy by contacting us as indicated above, or by contacting their broker, bank or other intermediary. Householding does not apply to shareholders with shares registered directly in their name.

Solicitation

We will bear the cost of this solicitation of proxies, including the cost of preparing, assembling and mailing the proxy, proxy statement and other material that may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by us for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition, our officers and regular employees may solicit proxies personally, by telephone, by telegram or by special letter. We will not pay any additional compensation to officers or other employees for such services, but may reimburse them for reasonable out-of-pocket expenses in connection with such solicitation.

Other Business

The Board of Directors does not intend to present to the Annual Meeting any other matter not referred to above and does not presently know of any matters that may be presented to the Annual Meeting by others. However, if other matters come before the Annual Meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

GOLDEN ENTERTAINMENT, INC.

Blake L. Sartini Chairman of the Board, President, and Chief Executive Officer

April 28, 2016

Annex A

GOLDEN ENTERTAINMENT, INC.

2015 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Golden Entertainment, Inc. 2015 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Golden Entertainment, Inc., a Minnesota corporation (the “Company”), and its Subsidiaries (as defined below) by linking the individual interests of Employees, Consultants and members of the Board to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders. The Plan is further intended to provide flexibility to the Company and its Subsidiaries in their ability to motivate, attract, and retain the services of those individuals upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1     “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 11 hereof. With reference to the duties of the Administrator under the Plan which have been delegated to one or more persons pursuant to Section 11.6 hereof, or which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2     “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.3     “Applicable Law” shall mean any applicable law, including without limitation, (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.4     “Award” shall mean an Option, a Restricted Stock award, a Performance Bonus Award, a Dividend Equivalent award, a Stock Payment award, a Restricted Stock Unit award, a Performance Share award, an Other Incentive Award, or a Stock Appreciation Right, which may be awarded or granted under the Plan.

2.5     “Award Agreement” shall mean any written notice, agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

2.6     “Board” shall mean the Board of Directors of the Company.

2.7     “Cause” shall mean (a) the Administrator’s determination that the Participant failed to substantially perform the Participant’s duties (other than any such failure resulting from the Participant’s Disability); (b) the Administrator’s determination that the Participant failed to carry out, or comply with any lawful and reasonable directive of the Board or the Participant’s immediate supervisor; (c) the Participant’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony, indictable offense or crime involving moral turpitude; (d) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or any of its Subsidiaries or while performing the Participant’s duties and responsibilities; or (e) the Participant’s commission of an act of fraud, embezzlement, misappropriation, willful or gross misconduct, or breach of fiduciary duty against the Company or any of its Subsidiaries. Notwithstanding the foregoing, if the Participant is a party to a written employment or consulting agreement with the Company or any of its Subsidiaries in which the term “cause” is defined, then “Cause” shall be as such term is defined in the applicable written employment or consulting agreement.

2.8     “Change in Control” shall mean the occurrence of any of the following events:

(a)      A transaction or series of transactions (other than an offering of Shares to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than (i) the Company or any Subsidiary, (ii) an employee benefit plan maintained by any of the foregoing entities, (iii) a “person” or “group” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company, or (iv) any “group” of “persons” formed under the Shareholders’ Agreement or the NOL Preservation Agreement) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)      During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.8(a) or Section 2.8(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)      The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction:

(i)      Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)      After which no person or group beneficially owns voting securities representing fifty percent (50%) or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.8(c)(ii) as beneficially owning fifty percent (50%) or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d)      A liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) above with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event” (within the meaning of Section 409A of the Code). Consistent with the terms of this Section 2.8, the Administrator shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.9     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

2.10     “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board described in Article 11 hereof.

2.11     “Common Stock” shall mean the common stock of the Company.

2.12     “Company” shall mean Golden Entertainment, Inc., a Minnesota corporation.

2.13     “Consultant” shall mean any consultant or advisor of the Company or any Subsidiary who qualifies as a consultant or advisor under the applicable rules of Form S-8 Registration Statement.

2.14     “Covered Employee” shall mean any Employee who is, or could become, a “covered employee” within the meaning of Section 162(m) of the Code.

2.15     “Director” shall mean a member of the Board, as constituted from time to time.

2.16     “Director Limit” shall have the meaning provided in Section 4.6 hereof.

2.17     “Disability” shall mean that the Participant is either (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under a long-term disability income plan, if any, covering employees of the Company. For purposes of the Plan, a Participant shall be deemed to have incurred a Disability if the Participant is determined to be totally disabled by the Social Security Administration or in accordance with the applicable disability insurance program of the Company; provided that the definition of “disability” applied under such disability insurance program complies with the requirements of this definition.

2.18     “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2 hereof.

2.19     “Effective Date” shall mean the date the Plan is approved by the Board.

2.20     “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.

2.21     “Employee” shall mean any officer or other employee (within the meaning of Section 3401(c) of the Code) of the Company or any Subsidiary.

2.22     “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding stock-based Awards.

2.23     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.24     “Expiration Date” shall have the meaning given to such term in Section 12.1(c).

2.25     “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a)     If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)     If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)     If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.26     “Good Reason” shall mean (a) a change in the Participant’s position with the Company or a Subsidiary employing Participant that materially reduces the Participant’s authority, duties or responsibilities or the level of management to which he or she reports, (b) a material diminution in the Participant’s aggregate level of compensation (including base salary, fringe benefits and target bonuses under any corporate performance-based incentive programs) or (c) a relocation of the Participant’s place of employment by more than 50 miles, provided that such change, reduction or relocation is effected by the Company or a Subsidiary employing Participant without the Participant’s consent. Notwithstanding the foregoing, if Participant is a party to a written employment or consulting agreement with the Company or a Subsidiary employing Participant in which the term “good reason” is defined, then “Good Reason” shall be as such term is defined in the applicable written employment or consulting agreement.

2.27     “Greater Than 10% Stockholder” shall mean an individual then-owning (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation” (as defined in Sections 424(e) and 424(f) of the Code, respectively).

2.28     “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.29     “Individual Award Limits” shall mean the cash and share limits applicable to Awards granted under the Plan, as set forth in Section 3.3 hereof.

2.30     “NOL Preservation Agreement” shall mean the NOL Preservation Agreement, dated July 31, 2015, by and among the Company, The Blake L. Sartini and Delise F. Sartini Family Trust, Lyle A. Berman and certain other shareholders of the Company party thereto from time to time, as such agreement may be amended, supplemented or amended and restated from time to time.

2.31     “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.32     “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.33     “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6 hereof. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.34     “Organizational Documents” shall mean, collectively, (a) the Company’s articles of incorporation, certificate of incorporation, bylaws or other similar organizational documents relating to the creation and governance of the Company, and (b) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee.

2.35     “Other Incentive Award” shall mean an Award denominated in, linked to or derived from Shares or value metrics related to Shares, granted pursuant to Section 9.6 hereof.

2.36     “Participant” shall mean a person who has been granted an Award pursuant to the Plan.

2.37     “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.38     “Performance Bonus Award” shall mean an Award that is granted under Section 9.1 hereof.

2.39     “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a)     The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings or adjusted net earnings (in each case, either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization, and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue or sales or revenue growth; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit (either before or after taxes); (vi) cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital); (vii) return on assets; (viii) return on net assets; (ix) return on capital or return on invested capital; (x) return on stockholders’ equity; (xi) stockholder return; (xii) return on sales; (xiii) gross or net profit or operating margin; (xiv) costs, reductions in costs and cost control measures; (xv) productivity; (xvi) expenses; (xvii) margins; (xviii) working capital; (xix) earnings or loss per share; (xx) adjusted earnings or loss per share; (xxi) price per Share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (xxii) implementation or completion of critical projects; (xxiii) market share; (xxiv) debt levels or reduction; (xxv) comparisons with other stock market indices; (xxvi) financing and other capital raising transactions; (xxvii) acquisition activity; (xxviii) economic value-added; (xxix) customer satisfaction, (xxx) earnings as a multiple of interest expense; and (xxxi) total capital invested in assets, any of which may be measured either in absolute terms for the Company or any operating unit of the Company or as compared to any incremental increase or decrease, or on a relative basis, or as compared to results of a peer group or to market performance indicators or indices.

(b)     The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in Applicable Accounting Standards; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the sale or disposition of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii)  items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items relating to changes in tax laws; (xv) items relating to asset impairment charges; (xvi) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xvii) items relating to any other unusual or nonrecurring events or changes in Applicable Law, Applicable Accounting Standards or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.40     “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall performance of the Company, any Subsidiary, any division or business unit thereof or an individual. The achievement of each Performance Goal shall be determined in accordance with Applicable Accounting Standards.

2.41     “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, vesting of, and/or the payment of, an Award.

2.42     “Performance Share” shall mean a contractual right awarded under Section 9.5 hereof to receive a number of Shares or the Fair Market Value of such number of Shares in cash based on the attainment of specified Performance Goals or other criteria determined by the Administrator.

2.43     “Plan” shall mean this Golden Entertainment, Inc. 2015 Incentive Award Plan, as it may be amended, supplemented or amended and restated from time to time.

2.44     “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.45     “Restricted Stock” shall mean an award of Shares made under Article 8 hereof that is subject to certain restrictions and may be subject to risk of forfeiture.

2.46     “Restricted Stock Unit” shall mean a contractual right awarded under Section 9.4 hereof to receive in the future a Share or the Fair Market Value of a Share in cash.

2.47     “Securities Act” shall mean the Securities Act of 1933, as amended.

2.48     “Share Limit” shall have the meaning provided in Section 3.1(a) hereof.

2.49     “Shareholders’ Agreement” shall mean the Shareholders’ Agreement, dated January 25, 2015, by and among the Company, The Blake L. Sartini and Delise F. Sartini Family Trust and each of the shareholders of the Company party thereto from time to time, as such agreement may be amended, supplemented or amended and restated from time to time.

2.50     “Shares” shall mean shares of Common Stock.

2.51     “Stock Appreciation Right” shall mean an Award entitling the Participant (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of such Award from the Fair Market Value on the date of exercise of such Award by the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.

2.52     “Stock Payment” shall mean a payment in the form of Shares awarded under Section 9.3 hereof.

2.53     “Subsidiary” shall mean (a) a corporation, association or other business entity of which fifty percent (50%) or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Company and/or by one or more Subsidiaries, (b) any partnership or limited liability company of which fifty percent (50%) or more of the equity interests are owned, directly or indirectly, by the Company and/or by one or more Subsidiaries, and (c) any other entity not described in clauses (a) or (b) above of which fifty percent (50%) or more of the ownership or the power (whether voting interests or otherwise), pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Company and/or by one or more Subsidiaries.

2.54     “Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, an outstanding equity award previously granted by a company or other entity that is a party to such transaction; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.55     “Termination of Service” shall mean, unless otherwise determined by the Administrator:

(a)     As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company and its Subsidiaries is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment and/or service as an Employee and/or Director with the Company or any Subsidiary.

(b)     As to a Non-Employee Director, the time when a Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Participant simultaneously commences or remains in employment and/or service as an Employee and/or Consultant with the Company or any Subsidiary.

(c)     As to an Employee, the time when the employee-employer relationship between a Participant and the Company and its Subsidiaries is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement, but excluding terminations where the Participant simultaneously commences or remains in service as a Consultant and/or Director with the Company or any Subsidiary.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether any Termination of Service resulted from a discharge for cause and whether any particular leave of absence constitutes a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code. For purposes of the Plan, a Participant’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Participant ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1            Number of Shares.

(a)     Subject to Sections 3.1(b) and 12.2 hereof, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is the sum of: (i) 2,250,000 Shares; and (ii) an annual increase on the first day of each calendar year beginning on January 1, 2016 and ending on and including January 1, 2025, equal to the least of (A) 1,800,000 Shares, (B) 4% of the Shares outstanding (on an as-converted basis) on the last day of the immediately preceding calendar year and (C) such smaller number of Shares as may be determined by the Board in its sole discretion (the “Share Limit”); provided, however, no more than 20,250,000 Shares may be issued upon the exercise of Incentive Stock Options.

(b)     If any Shares subject to an Award are forfeited or expire or such Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan and shall be added back to the Share Limit in the same number of Shares as were debited from the Share Limit in respect of the grant of such Award (as may be adjusted in accordance with Section 12.2 hereof). Notwithstanding anything to the contrary contained herein, the following Shares shall not be added back to the Share Limit and will not be available for future grants of Awards: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option or Stock Appreciation Right; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares forfeited by the Participant or repurchased by the Company under Section 8.4 hereof at the same price paid by the Participant so that such Shares are returned to the Company will again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c)     Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except to the extent required by reason of Section 422 of the Code. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan to the extent that grants of Awards using such available shares are (i) permitted without stockholder approval under the rules of the principal securities exchange on which the Common Stock is then listed and (ii) made only to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

3.2       Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

3.3       Limitations on Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 12.2 hereof, (a) the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 2,000,000 Shares, and (b) the maximum aggregate amount of cash that may be paid in cash to any one person during any calendar year with respect to one or more Awards initially payable in cash shall be $10,000,000 (together, the “Individual Award Limits”).

ARTICLE 4.

GRANTING OF AWARDs

4.1     Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom one or more Awards shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual or other Person shall have any right to be granted an Award pursuant to the Plan.

4.2     Award Agreement. Each Award shall be evidenced by an Award Agreement stating the terms and conditions applicable to such Award, consistent with the requirements of the Plan and any applicable Program. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3     Limitations Applicable to Section 16 Persons. Notwithstanding anything contained herein to the contrary, with respect to any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, the Plan, any applicable Program and the applicable Award Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule, and such additional limitations shall be deemed to be incorporated by reference into such Award to the extent permitted by Applicable Law.

4.4     At-Will Service. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Participant any right to continue as an Employee, Director or Consultant of the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company or any Subsidiary, which rights are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of any Participant’s employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company or any Subsidiary.

4.5     Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

4.6     Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for non-employee Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such non-employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a Non-Employee Director as compensation for services as a Non-Employee Director during any calendar year of the Company may not exceed $500,000, increased to $800,000 in the calendar year of his or her initial service as a Non-Employee Director] (the “Director Limit”). The Administrator may make exceptions to this limit for individual non-employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee Directors.

ARTICLE 5.

Provisions Applicable to Awards Intended to Qualify as Performance-Based Compensation

5.1     Purpose. The Administrator, in its sole discretion, may determine whether any Award is intended to qualify as Performance-Based Compensation. If the Administrator, in its sole discretion, decides to grant an Award that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan or any applicable Program. The Administrator may in its sole discretion grant Awards to Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

5.2     Procedures with Respect to Performance-Based Compensation. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award which is intended to qualify as Performance-Based Compensation, no later than ninety (90) days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Administrator shall, in writing, (a) designate one or more Eligible Individuals; (b) select the Performance Criteria applicable to the Performance Period; (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria; and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Administrator shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, unless otherwise provided in an Award Agreement, the Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

5.3     Payment of Performance-Based Compensation. Unless otherwise provided in the applicable Program or Award Agreement (and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code), the holder of an Award that is intended to qualify as Performance-Based Compensation must be employed by the Company or a Subsidiary throughout the applicable Performance Period. Unless otherwise provided in the applicable Program or Award Agreement, a Participant shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such Performance Period are achieved.

5.4     Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations imposed by Section 162(m) of the Code that are requirements for qualification as Performance-Based Compensation, and the Plan, the Program and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

granting OF OPTIONS and stock appreciation rights

6.1     Granting of Options and Stock Appreciation Rights to Eligible Individuals. The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

6.2      Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any “parent corporation” or “subsidiary corporation” of the Company (as defined in Sections 424(e) and 424(f) of the Code, respectively). No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Participant, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and all other plans of the Company or any “parent corporation” or “subsidiary corporation” of the Company (as defined in Section 424(e) and 424(f) of the Code, respectively) exceeds one hundred thousand dollars ($100,000), the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. In addition, to the extent that any Options otherwise fail to qualify as Incentive Stock Options, such Options shall be treated as Nonqualified Stock Options. Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code.

6.3      Option and Stock Appreciation Right Exercise Price. The exercise price per Share subject to each Option and Stock Appreciation Right shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option or Stock Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.

6.4      Option and SAR Term. The term of each Option and the term of each Stock Appreciation Right shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option or Stock Appreciation Rights, as applicable, is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise the vested Options or Stock Appreciation Rights, which time period may not extend beyond the stated term of the Option or Stock Appreciation Right. Except as limited by the requirements of Section 409A or Section 422 of the Code, subject to the limitations set forth in the first sentence of this Section 6.4, the Administrator may extend the term of any outstanding Option or Stock Appreciation Right, and may extend the time period during which vested Options or Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Participant or otherwise, and may amend any other term or condition of such Option or Stock Appreciation Right relating to such a Termination of Service or otherwise.

6.5       Option and SAR Vesting.

(a)     The terms and conditions pursuant to which an Option or Stock Appreciation Right vests in the Participant and becomes exercisable shall be determined by the Administrator and set forth in the applicable Award Agreement. Such vesting may be based on service with the Company or any Subsidiary, any of the Performance Criteria, or any other criteria selected by the Administrator. At any time after the grant of an Option or Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the vesting of the Option or Stock Appreciation Right.

(b)     Unless otherwise determined by the Administrator in the Award Agreement, the applicable Program or by action of the Administrator following the grant of the Option or Stock Appreciation Right, no portion of an Option or Stock Appreciation Right which is unexercisable at a Participant’s Termination of Service shall thereafter become exercisable.

6.6      Substitution of Stock Appreciation Rights. The Administrator may, in its sole discretion, substitute an Award of Stock Appreciation Rights for an outstanding Option at any time prior to or upon exercise of such Option; provided, however, that such Stock Appreciation Rights shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price and remaining term as the substituted Option.

ARTICLE 7.

EXERCISE OF OPTIONS and stock appreciation rights

7.1     Exercise and Payment. An exercisable Option or Stock Appreciation Right may be exercised in whole or in part. However, an Option or Stock Appreciation Right shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of Shares. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 7 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator. Notwithstanding any provision of this Plan to the contrary, in no event shall any Option or Stock Appreciation Right be exercised prior to the earlier of (i) August 1, 2018, or (ii) immediately prior to the consummation of a Change in Control under Section 2.8(a), (c) or (d) of the Plan which results in an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended, or any successor statute.

7.2     Manner of Exercise. All or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan administrator of the Company or such other person or entity designated by the Administrator, or his or its office, as applicable:

(a)     A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option or Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then entitled to exercise the Option or Stock Appreciation Right or such portion thereof;

(b)     Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator may, in its sole discretion, also take such additional actions as it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c)     In the event that the Option or Stock Appreciation Right shall be exercised pursuant to Section 10.3 hereof by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option or Stock Appreciation Right, as determined in the sole discretion of the Administrator; and

(d)     Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 10.1 and 10.2 hereof.

7.3      Notification Regarding Disposition. The Participant shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two (2) years after the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) of such Option to such Participant, or (b) one (1) year after the date of transfer of such Shares to such Participant.

ARTICLE 8.

RESTRICTED STOCK

8.1        Award of Restricted Stock.

(a)     The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b)     The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.

8.2     Rights as Stockholders. Subject to Section 8.4 hereof, upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in the Plan, an applicable Program or in the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the shares may be subject to the restrictions set forth in Section 8.3 hereof. In addition, subject to the requirements of Section 12.7, with respect to Restricted Stock that is subject to performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

8.3     Restrictions. All shares of Restricted Stock (including any shares received by Participants thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of any Program or by the applicable Award Agreement.

8.4     Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator, if no purchase price was paid by the Participant for the Restricted Stock, upon a Termination of Service, the Participant’s rights in unvested Restricted Stock then subject to restrictions shall lapse and be forfeited, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a purchase price was paid by the Participant for the Restricted Stock, upon a Termination of Service the Company shall have the right to repurchase from the Participant the unvested Restricted Stock then-subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Stock or such other amount as may be specified in an applicable Program or the applicable Award Agreement. The Administrator in its sole discretion may provide that, upon certain events, including without limitation a Change in Control, the Participant’s death, retirement or disability, any other specified Termination of Service or any other event, the Participant’s rights in unvested Restricted Stock shall not terminate, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company shall cease to have a right of repurchase.

8.5     Certificates/Book Entries for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

8.6     Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 9.

PERFORMANCE BONUS AWARDS; DIVIDEND EQUIVALENTS; STOCK PAYMENTS; RESTRICTED STOCK UNITS; PERFORMANCE SHARES; OTHER INCENTIVE AWARDS

9.1        Performance Bonus Awards.

(a)     The Administrator may grant Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall have the authority to determine whether such Performance Bonus Awards shall be Performance-Based Compensation. Any such bonuses paid to a Participant which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5 hereof.

9.2       Dividend Equivalents.

(a)     Subject to Section 9.2(b) hereof, Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Participant and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award that is subject to performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

(b)     Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

9.3     Stock Payments. The Administrator is authorized to make one or more Stock Payments to any Eligible Individual. The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Subsidiary, determined by the Administrator. Stock Payments may, but are not required to be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

9.4     Restricted Stock Units. The Administrator is authorized to grant Restricted Stock Units to any Eligible Individual. The number and terms and conditions of Restricted Stock Units shall be determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the Company or any Subsidiary, in each case, on a specified date or dates or over any period or periods, as determined by the Administrator. The Administrator shall specify, or may permit the Participant to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be consistent with the applicable provisions of Section 409A of the Code or an exemption therefrom. On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable Share (or the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.

9.5     Performance Share Awards. Any Eligible Individual selected by the Administrator may be granted one or more Performance Share awards which shall be denominated in a number or range of Shares and the vesting of which may be linked to any one or more of the Performance Criteria, other specific performance criteria (in each case on a specified date or dates or over any period or periods determined by the Administrator) and/or time-vesting or other criteria, as determined by the Administrator.

9.6     Other Incentive Awards.  The Administrator is authorized to grant Other Incentive Awards to any Eligible Individual, which Awards may cover Shares or the right to purchase Shares or have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, Shares, stockholder value or stockholder return, in each case, on a specified date or dates or over any period or periods determined by the Administrator. Other Incentive Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Administrator. Other Incentive Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator.

9.7     Other Terms and Conditions. All applicable terms and conditions of each Award described in this Article 9, including without limitation, as applicable, the term, vesting conditions and exercise/purchase price applicable to the Award, shall be set by the Administrator in its sole discretion, provided, however, that the value of the consideration paid by a Participant for an Award shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

9.8     Exercise upon Termination of Service. Awards described in this Article 9 are exercisable or distributable, as applicable, only while the Participant is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion may provide that such Award may be exercised or distributed subsequent to a Termination of Service as provided under an applicable Program, Award Agreement, payment deferral election and/or in certain events, including without limitation, a Change in Control, the Participant’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 10.

Additional terms of awards

10.1     Payment. The Administrator shall determine the method or methods by which payments by any Participant with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) held for such minimum period of time as may be established by the Administrator, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Participant has placed a market sell order with a broker with respect to Shares then-issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, however, that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Administrator, or (e) any combination of the foregoing. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

10.2     Tax Withholding. The Company and its Subsidiaries shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or a Subsidiary, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s social security, Medicare and any other employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising in connection with any Award. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Participant to satisfy such obligations by any payment means described in Section 10.1 hereof, including without limitation, by allowing such Participant to elect to have the Company or a Subsidiary withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

10.3      Transferability of Awards.

(a)      No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed. No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to the satisfaction of these conditions shall be null and void and of no effect.

(b)     During the lifetime of the Participant, only the Participant may exercise any exercisable portion of an Award granted to him under the Plan. After the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then-applicable laws of descent and distribution.

(c)     Notwithstanding Section 10.3(a) hereof, a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Participant, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a “community property” state, a designation of a person other than the Participant’s spouse or domestic partner, as applicable, as his or her beneficiary with respect to more than fifty percent (50%) of the Participant’s interest in the Award shall not be effective without the prior written or electronic consent of the Participant’s spouse or domestic partner. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is delivered to the Administrator in writing prior to the Participant’s death.

10.4      Conditions to Issuance of Shares.

(a)     The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding anything herein to the contrary, neither the Company nor its Subsidiaries shall be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such Applicable Law.

(b)     All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c)     The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d)     No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e)     The Company, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to such Shares.

(f)     Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company and/or its Subsidiaries may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Award, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.5      Forfeiture and Claw-Back Provisions.

(a)     Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Participant to agree by separate written or electronic instrument, that: (i) any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, (y) the Participant at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (z) the Participant incurs a Termination of Service for Cause; and

(b)     All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the applicable provisions of any claw-back policy implemented by the Company, whether implemented prior to or after the grant of such Award, including without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

10.6     Prohibition on Repricing. Subject to Section 12.2 hereof, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 12.2 hereof, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

10.7     Leave of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder shall not be suspended during any unpaid leave of absence.

ARTICLE 11.

ADMINISTRATION

11.1     Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors of the Company appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, in each case, to the extent required under such provision; provided, however, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.l or otherwise provided in the Organizational Documents. Except as may otherwise be provided in the Organizational Documents, appointment of Committee members shall be effective upon acceptance of appointment, Committee members may resign at any time by delivering written or electronic notice to the Board, and vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors of the Company and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 11.6 hereof.

11.2     Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan and all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement provided that the rights or obligations of the holder of the Award that is the subject of any such Program or Award Agreement are not materially adversely affected by such amendment, unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 10.5, Section 12.2, Section 12.7, or Section 12.10 hereof. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act, Section 162(m) of the Code, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

11.3     Action by the Committee. Unless otherwise established by the Board or in the Organizational Documents or as required by Applicable Law, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

11.4     Authority of Administrator. Subject to any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to:

(a)     Designate Eligible Individuals to receive Awards;

(b)     Determine the type or types of Awards to be granted to each Eligible Individual;

(c)     Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)     Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e)     Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)     Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g)     Decide all other matters that must be determined in connection with an Award;

(h)     Establish, adopt, or revise any Programs, rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)     Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement; and

(j)     Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

11.5     Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

11.6     Delegation of Authority. To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 11; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees with respect to Awards intended to constitute Performance-Based Compensation, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under the Organizational Documents, and other Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.

ARTICLE 12.

MISCELLANEOUS PROVISIONS

12.1      Amendment, Suspension or Termination of the Plan.

(a)     Except as otherwise provided in this Section 12.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that, except as provided in Section 10.5, Section 12.2, Section 12.7, or Section 12.10 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Participant, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.

(b)     Notwithstanding Section 12.1(a), the Administrator may not, except as provided in Section 12.2, take any of the following actions without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator: (i) increase the Share Limit or any Individual Award Limit, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 10.6 hereof.

(c)     No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the date on which the Plan was adopted by the Board (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan, the applicable Program and the applicable Award Agreement.

12.2      Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)     In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit, the Individual Award Limits or the Director Limit); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and/or (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code unless otherwise determined by the Administrator.

(b)     In the event of any transaction or event described in Section 12.2(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:

(i)     To provide for the termination of any such Award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.2, the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment);

(ii)     To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price;

(iii)     To make adjustments in the number and type of securities subject to outstanding Awards and Awards which may be granted in the future and/or in the terms, conditions and criteria included in such Awards (including the grant or exercise price, as applicable);

(iv)     To provide that such Award shall be exercisable or payable or fully vested with respect to all securities covered thereby, notwithstanding anything to the contrary in the Plan or an applicable Program or Award Agreement;

(v)     To replace such Award with other rights or property selected by the Administrator in its sole discretion; and/or

(vi)     To provide that the Award cannot vest, be exercised or become payable after such event.

(c)         In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.2(a) and 12.2(b) hereof:

(i)     The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii)     The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments to the Share Limit and the Individual Award Limits).

The adjustments provided under this Section 12.2(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(d)      Except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company (or a Subsidiary) and a Participant, if a Change in Control occurs and a Participant’s outstanding Awards are not continued, converted, assumed, or replaced by the surviving or successor entity in such Change in Control, then, immediately prior to the Change in Control, such outstanding Awards, to the extent not continued, converted, assumed, or replaced, shall become fully vested and, as applicable, exercisable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Administrator may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Administrator, in its sole and absolute discretion, shall determine. For the avoidance of doubt, if the value of an Award that is terminated in connection with this Section 12.2(d) is zero or negative at the time of such Change in Control, such Award shall be terminated upon the Change in Control without payment of consideration therefor.

(e)      The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(f)      Unless otherwise determined by the Administrator, no adjustment or action described in this Section 12.2 or in any other provision of the Plan shall be authorized to the extent it would (i) with respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, cause such Award to fail to so qualify as Performance-Based Compensation, (ii) cause the Plan to violate Section 422(b)(1) of the Code, (iii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (iv) cause an Award to fail to be exempt from or comply with Section 409A of the Code.

(g)      The existence of the Plan, any Program, any Award Agreement and/or any Award granted hereunder shall not affect or restrict in any way the right or power of the Company, the stockholders of the Company or any Subsidiary to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or such Subsidiary’s capital structure or its business, any merger or consolidation of the Company or any Subsidiary, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock, the securities of any Subsidiary or the rights thereof or which are convertible into or exchangeable for Common Stock or securities of any Subsidiary, or the dissolution or liquidation of the Company or any Subsidiary, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(h)      In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.

12.3     Approval of Plan by Stockholders. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval; provided that no Shares shall be issued upon the exercise, vesting, distribution or payment of any such Awards prior to the time when the Plan is approved by the Company's stockholders; and, provided, further, that if such approval has not been obtained at the end of said 12-month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

12.4     No Stockholders Rights. Except as otherwise provided herein or in an applicable Program or Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record owner of such Shares.

12.5     Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

12.6     Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

12.7     Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan, the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such Applicable Law.

12.8     Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

12.9     Governing Law. The Plan and any Programs or Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Minnesota without regard to conflicts of laws thereof.

12.10     Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Plan, any applicable Program and the Award Agreement covering such Award shall be interpreted in accordance with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that, following the Effective Date, the Administrator determines that any Award may be subject to Section 409A of the Code, the Administrator may adopt such amendments to the Plan, any applicable Program and the Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to avoid the imposition of taxes on the Award under Section 409A of the Code, either through compliance with the requirements of Section 409A of the Code or with an available exemption therefrom. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 12.10 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.

12.11     No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

12.12     Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

12.13     Indemnification. To the extent allowable pursuant to Applicable Law and the Company’s charter and bylaws, each member of the Board and any officer or other employee to whom authority to administer any component of the Plan is delegated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

12.14     Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

12.15     Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

* * * * *

GOLDEN ENTERTAINMENT, INC.
ATTN: INVESTOR RELATIONS
6595 S. JONES BLVD.
LAS VEGAS, NV 89118

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E10828-P75638-Z67958

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

GOLDEN ENTERTAINMENT, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Blake L. Sartini
02) Lyle A. Berman
03) Timothy J. Cope
04) Mark A. Lipparelli
05) Robert L. Miodunski
06) Neil I. Sell
07) Terrence L. Wright

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer and print title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

E10829-P75638-Z67958

GOLDEN ENTERTAINMENT, INC.
Annual Meeting of Shareholders
June 13, 2016 2:00 PM PDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby revoke(s) all previous proxies, acknowledge(s) receipt of the notice of annual meeting of shareholders and the accompanying proxy statement, and appoint(s) Blake L. Sartini and Matthew W. Flandermeyer, or either of them, as proxies, each with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of GOLDEN ENTERTAINMENT, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 2:00 PM, PDT on June 13, 2016, at Sierra Gold located at 6515 S. Jones Blvd., Las Vegas, NV 89118, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. If any other business is properly presented at the Annual Meeting of Shareholders, or any adjournment or postponement thereof, this proxy card will confer discretionary authority on the individuals named as proxies to vote the shares represented by the proxies in accordance with their best judgment.

Continued and to be signed on reverse side